UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 2054
9

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of th
e
Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Equity Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

7701 East Kellogg Drive, Suite 300

Wichita, Kansas 67207

March 16, 2023

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Equity Bancshares, Inc.:

Notice is hereby given that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Equity Bancshares, Inc. (the “Company”) will be held on April 25, 2023 at 4:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206. The Annual Meeting is being held for the following purposes:

1.

to elect three Class III members to the Company’s Board of Directors to serve until the Company’s 2026 Annual Meeting of Stockholders each until their successor is duly elected and qualified or until their earlier death, resignation or removal;

2.

to vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers for the fiscal year ended December 31, 2022, as described within this Proxy Statement (commonly referred to as a “say on pay” vote);

3.	to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

4.	to transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

These proposals are described in the accompanying proxy statement. The Board of Directors has fixed the close of business on March 1, 2023, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s principal executive offices for ten days prior to the Annual Meeting and during the Annual Meeting.

You are cordially invited to attend the Annual Meeting; however, whether or not you expect to attend in person, you are urged to submit your proxy so that your shares of stock may be represented and voted in accordance with your preferences and in order to help establish the presence of a quorum at the Annual Meeting.

We have adopted rules promulgated by the Securities and Exchange Commission that allow companies to furnish proxy materials to their stockholders over the Internet. On or about March 16, 2023, we mailed a Notice of Internet Availability of Proxy Materials to all stockholders of record at the close of business on the Record Date, containing instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to request a paper copy of our proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be Held on April 25, 2023. Our proxy materials, including our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2022, are available at investor.equitybank.com.

By Order of the Board of Directors,

Brad S. Elliott

Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please read this proxy statement and the voting instructions in the Notice of Internet Availability of Proxy Materials. Then please vote over the Internet or, if you received or requested a paper proxy card in the mail, by completing, signing, dating and mailing the completed proxy card to us. The instructions in the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services.

7701 East Kellogg Drive, Suite 300

Wichita, Kansas 67207

PROXY STATEMENT

2023 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement (this “Proxy Statement”) is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Equity Bancshares, Inc. for use at the Equity Bancshares, Inc. 2023 Annual Meeting of Stockholders (the “Annual Meeting”). In this Proxy Statement, references to “Equity,” the “Company,” “we,” “us,” “our” and similar expressions refer to Equity Bancshares, Inc., unless the context or a particular reference provides otherwise. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”).

The Board requests your proxy for the Annual Meeting that will be held on April 25, 2023, at 4:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206, for the purposes set forth in the accompanying notice (the “Notice”) and described in this Proxy Statement. By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2023. OUR PROXY MATERIALS, INCLUDING OUR PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022, ARE AVAILABLE AT INVESTOR.EQUITYBANK.COM.

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022, over the Internet. Accordingly, we are providing our stockholders with a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to request a paper or e-mail copy of our proxy materials. We believe this electronic distribution process expedites stockholders’ receipt of proxy materials and reduces the environmental impact and cost of printing and distributing our proxy materials. We mailed the Notice of Internet Availability of Proxy Materials on or about March 16, 2023, to all stockholders of record entitled to vote at the Annual Meeting at the close of business on the Record Date. You should read our entire proxy statement carefully before voting.

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy.

Brokers are not permitted to vote your shares for non-discretionary matters, which include Items 1 and 2 without your instructions as to how to vote. Please return your proxy card or vote via the Internet so that your vote can be counted.

ABOUT THE ANNUAL MEETING

When and where will the meeting be held?

The Annual Meeting will be held on April 25, 2023 at 4:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written or electronic document, that document is also called a “proxy” or a “proxy card.”

What is a proxy statement?

A proxy statement is a document that describes the matters to be voted upon at the Annual Meeting and provides additional information about the Company. Pursuant to regulations of the SEC, we are required to provide you with a proxy statement containing certain information when we ask you to sign a proxy card to vote your stock at a meeting of the Company’s stockholders.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

1.

to elect three Class III members to the Company’s Board of Directors to serve until the Company’s 2026 Annual Meeting of Stockholders each until their successor is duly elected and qualified or until their earlier death, resignation or removal;

2.

to vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers for the fiscal year ended December 31, 2022, as described within this Proxy Statement (commonly referred to as a “say on pay” vote);

3.	to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

4.	to transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

What is a record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 1, 2023 (the “Record Date”). The Record Date was established by the Board as required by the Company’s Second Amended and Restated Articles of Incorporation (the “Articles”), Amended and Restated Bylaws (the “Bylaws”) and Kansas law. On the Record Date, 15,798,252 shares of Class A Common Stock were outstanding.

Why was I mailed a Notice of Internet Availability of Proxy Materials instead of a full set of printed proxy materials?

In accordance with rules promulgated by the SEC, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to provide access to such materials over the Internet. Accordingly, on or about March 16, 2023, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on the Record Date entitled to vote at the Annual Meeting. Stockholders will have the ability to access our proxy materials on the website referred to in the Notice. The Notice also contains instructions on how to vote your shares, as well as instructions on how to request a paper or electronic copy of our proxy materials. We encourage you to take advantage of the availability of the proxy materials over the Internet to help reduce the environmental impact and cost of printing and distributing our proxy materials.

How can I access the proxy materials on the internet?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting over the Internet;

•	vote your shares after you have viewed our proxy materials (including any control/identification numbers that you need to access your form of proxy);

•	obtain directions to attend the Annual Meeting and vote in person;

•	request a printed copy or e-mail copy with links to the proxy materials, including the date by which the request should be made to facilitate timely delivery; and

•	instruct us to send our future proxy materials to you by mail or electronically by e-mail.

Will I receive any other proxy materials by mail (besides the Notice)?

If you request paper copies of our proxy materials by following the instructions in the Notice, we will send you our proxy materials, including a proxy card, in the mail.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of the Notice, this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate Notice and voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is entitled to vote at the annual meeting?

Holders of Class A Common Stock as of the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock registered on the Record Date in such holder’s name on the books of the Company on all matters to be acted upon at the Annual Meeting. The Company’s Articles prohibit cumulative voting in the election of directors by the common stock of the Company.

The holders of at least one-half of the outstanding shares of Class A Common Stock must be represented at the Annual Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. At any meeting of the Company’s stockholders, whether or not a quorum is present, the chairman of the meeting or the holders of a majority of the Class A Common Stock, present in person or represented by proxy and entitled to vote at the meeting, may adjourn the meeting from time to time without notice or other announcement.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental Stock Transfer and Trust Company (“Continental”), the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice and, if requested, any printed copies of the proxy materials, including any proxy cards or voting instructions, have been sent directly to you by Continental at the Company’s request. On the Record Date, the Company had 265 holders of record.

If your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner, and your shares are held in “street name.” The Notice and, if applicable, any printed copies of the proxy materials, including any proxy cards or voting instructions, are being forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

What is householding?

Some banks, brokers and other nominee record holders may be “householding” our proxy materials, including this Proxy Statement, our annual report and related materials. Householding means that only one copy of these documents may have been sent to multiple stockholders in one household. If you would like to receive your own set of Equity’s proxy statement, annual report and related materials, or if you share an address with another Equity stockholder and together both of you would like to receive only a single set of these documents, please contact your bank, broker or other nominee.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to Item 3. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Items 1 or 2.

How do I vote my shares?

If you are a record holder, you may vote your Class A Common Stock at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you have two ways to vote:

•

Via the Internet: You may vote your proxy over the Internet by visiting the website www.cstproxyvote.com. Have the Notice or, if applicable, the proxy card that may have been provided to you in hand when you access the website and follow the instructions for Internet voting on that website. You may also access the website using your mobile phone and the instructions on the Notice; or

•

Via Mail: If you receive or request a paper copy of the proxy materials by mail, you may vote by indicating on the proxy card(s) applicable to your common stock how you want to vote and signing, dating and mailing your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the Annual Meeting.

Please refer to the specific instructions set forth in your Notice or proxy card for additional information on how to vote. When you vote via the Internet or mail, you will direct the designated persons (known as “proxies”) to vote your Class A Common Stock at the Annual Meeting in accordance with your instructions. The Board has appointed Brad S. Elliott and Eric R. Newell to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. Please note that Internet voting will close at 10:59 p.m., Central Time, on April 24, 2023. If you complete all of the proxy card except for one or more of the voting instructions, then the designated proxies will vote your shares consistently with the Board recommendation under “What are the Board’s recommendations on how I should vote my shares?” below for each proposal for which you provide no voting instructions.

If any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment. We do not anticipate any other matters will come up at this time.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a voting instruction card along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except for one or more of the voting instructions, then your broker will be unable to vote your shares with respect to the proposal as to which you provide no voting instructions, except that the broker has the discretionary authority to vote your shares with respect to Item 3—the ratification of the appointment of Crowe LLP.

If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on your broker’s voting process. You should follow the instructions on your proxy card or voting instruction card.

Alternatively, if you hold your shares in “street name” and you want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by the inspectors of election appointed for the Annual Meeting. Votes for each proposal will be tabulated separately.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you may vote your shares at the Annual Meeting only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares as discussed above.

Even if you currently plan to attend the Annual Meeting, we recommend that you also vote via the Internet or return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

With respect to the election of directors, you may vote for the election of the nominee, against the election of the nominee, or abstain from voting on the nominee. With respect to each of the other proposals you may vote for the proposal, against the proposal or abstain from voting on the proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Item	1—FOR the election of each nominee for director;

Item	2—FOR the approval of the advisory resolution regarding executive compensation; and

Item	3—FOR the ratification of the appointment of Crowe LLP

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Item	1—FOR the election of each nominee for director;

Item	2—FOR the approval of the advisory resolution regarding executive compensation; and

Item	3—FOR the ratification of the appointment of Crowe LLP

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares in relation to Items 1 and 2. The nominee will have discretion to vote on Item 3.

May I change my vote after submission?

Yes. Regardless of the method used to cast a vote, if a stockholder is a holder of record, he or she may change his or her vote or revoke his or her proxy by:

•

delivering to the Company at any time before the Annual Meeting is called to order, by our Corporate Secretary, a written notice of revocation addressed to Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207, Attention: Corporate Secretary;

•

casting a new vote over the Internet by visiting the website www.cstproxyvote.com and following the instructions in your Notice of Internet Availability of Proxy Materials or, if applicable, the proxy card that may have been provided to you before the Internet voting deadline of 10:59 p.m., Central Time, on April 24, 2023;

•

completing, signing and returning a new proxy card with a later date than your original proxy card, if applicable, no later than the time the Annual Meeting is called to order, by our corporate secretary, and any earlier proxy will be revoked automatically; or

•

attending the Annual Meeting and voting in person, and any earlier proxy will be revoked. Your attendance alone at the Annual Meeting will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary of the Company before the Annual Meeting is called to order.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

What percentage of the vote is required to approve each proposal?

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock registered, on the Record Date, in such holder’s name on the books of the Company on all matters to be acted upon at the Annual Meeting.

Item 1: The election of each nominee for director will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting.

Item 2: The approval of the advisory vote on the compensation of the named executive officers disclosed in this proxy statement requires the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting.

Item 3: The ratification of Crowe LLP’s appointment as the Company’s independent registered public accounting firm will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting.

What is a quorum?

Generally, a quorum is defined as the number of shares that are required to be present at the Annual Meeting so that the results of voting on a particular proposal at the Annual Meeting will be deemed to be the act of the stockholders as a whole. With respect to the Company, a quorum is determined by counting the relevant number of shares of Class A Common Stock represented in person or by proxy at the Annual Meeting. If you submit a properly executed proxy card (via mail or the Internet), you will be considered part of the quorum even if you do not attend the Annual Meeting. The presence in person or by proxy of one-half of the Class A Common Stock outstanding on the Record Date will constitute a quorum.

How are broker non-votes and abstentions treated?

Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares. The only routine matter to be presented at the Annual Meeting is Item 3—the ratification of the appointment of the independent registered public accounting firm. If you hold shares in “street name” and do not provide voting instructions to your broker, those shares will be counted as broker non-votes for all non-routine matters. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting with respect to all of the proposals to be considered at the Annual Meeting. However, broker non-votes will not be counted for purposes of determining the number of shares of stock having voting power present in person or represented by proxy.

For matters requiring the affirmative vote of the majority of stock having voting power present in person or represented by proxy, abstentions are included in the denominator as shares “present” or “represented” and have the same practical effect as a vote “against” a proposal.

Item 1: An abstention with respect to one or more nominees for director will have the effect of a vote against such nominee or nominees. A broker non-vote will not affect the outcome of this proposal.

Item 2: An abstention with respect to advisory approval of named executive officer compensation will have the effect of a vote against the proposal. A broker non-vote will not affect the outcome of this proposal.

Item 3: Any abstentions will have the effect of a vote against the proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm. Since the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and the Company will pay all of the costs of soliciting stockholder proxies. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of electronic and mail distribution, if deemed advisable, directors, officers and employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services. This proxy solicitation is made by the Board and the cost of this solicitation is being borne by the Company. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s Class A Common Stock. We also may engage a proxy solicitation firm to assist us with the solicitation of proxies and, if so, would expect to pay that firm approximately $20,000 for its services, plus out-of-pocket expenses.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Annual Meeting for which advance notice was not received by the Company in accordance with our Bylaws. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company intends to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement and the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please write to Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207, Attention: Chris Navratil, Senior Vice President of Finance or call (316) 779-1676 and ask for Chris Navratil.

ITEM ONE: ELECTION OF DIRECTORS

CLASSIFICATION OF THE COMPANY’S DIRECTORS

In accordance with the terms of our Articles, our Board is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms, and prior to our 2023 Annual Meeting is comprised as follows:

•	The Class I directors are R. Renee Koger, James S. Loving, Jerry P. Maland and Shawn D. Penner. Their term will expire at the Annual Meeting of Stockholders held in 2025;

•	The Class II directors are Kevin E. Cook, Brad S. Elliott, Junetta M. Everett, and Gregory H. Kossover. Their term will expire at the Annual Meeting of Stockholders to be held in 2024; and

•	The Class III directors are Gary C. Allerheiligen, Leon H. Borck, Gregory L. Gaeddert, and Benjamen M. Hutton. Their term will expire at this year’s Annual Meeting of Stockholders.

ELECTION PROCEDURES; TERM OF OFFICE

At each annual meeting of stockholders, or special meeting in lieu thereof, upon the expiration of the term of a class of directors, the successors to such directors will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and the election and qualification of his or her successor or until such director’s earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors will be distributed by the Board among the three classes so that, as nearly as possible, each class will consist of approximately one-third of the directors.

The Corporate Governance and Nominating Committee has recommended, and the independent members of the Board have approved the nomination of Leon H. Borck, Gregory L. Gaeddert, and Benjamen M. Hutton to serve as Class III directors. If elected, each of the nominees will serve through the 2026 Annual Meeting of Stockholders.

Each nominee receiving the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting will be elected. Unless instructed to abstain or vote against one or more of the nominees, all shares of Class A Common Stock represented by proxy will be voted FOR the election of the nominees. If instructed to abstain or vote against one or more but not all of the nominees, all shares of Class A Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, for whom no instruction to abstain or vote against has been given.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by the affirmative vote of the majority of the directors then in office, even if the remaining directors constitute less than a quorum of the full Board. In accordance with our Articles, the term of a director elected to fill a vacancy shall expire upon the expiration of the term of office of the class of directors in which such vacancy occurred.

NOMINEES FOR ELECTION

The following table sets forth the name, age, position with the Company and director class for each nominee for election as a director of the Company:

Name	Age	Current Position with Equity	Class
Leon H. Borck	76	Director	III
Gregory L. Gaeddert	61	Director	III
Benjamen M. Hutton	42	Director	III

The biography of each of the director nominees set forth below contains information regarding the person’s service as a director and/or executive officer, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance and Nominating Committee and the Board to determine that the person should serve as a director.

LEON H. BORCK DIRECTOR SINCE: 2021 AGE: 76

Mr. Borck is the Chairman of Innovative Livestock Services, Inc. and Ward Feed Yard where he has served since 1980. Mr. Borck joined the Company’s Board following our merger with American State Bancshares, Inc. in 2021 where he served as Chairman of the Board from 2001 through the date of the merger. He earned his degree in Agricultural Economics at Kansas State University. Mr. Borck has served on the boards of various companies and philanthropic organizations.

QUALIFICATIONS:

Mr. Borck’s senior level management, board, bank oversight and extensive agricultural experience in the markets in which the Company operates provides him with a unique perspective which is beneficial to the Board.

GREGORY L. GAEDDERT DIRECTOR SINCE: 2007 AGE: 61

Mr. Gaeddert has served as a member of our Board since 2007. Mr. Gaeddert has served as Managing Partner of B12 Capital Partners, LLC since 2006. Prior to co-founding B12 Capital Partners, LLC in 2006, Mr. Gaeddert was employed in various capacities by Commerce Bancshares, Inc. and its affiliates, including serving as Kansas City officer manager for its private equity arm, Capital For Business, Inc. He also served in various management roles for Commerce Bank in Wichita and Kansas City, including serving as Executive Vice President and Commercial Group Manager, Executive Committee and Senior Loan Committee member for the Wichita Bank. Mr. Gaeddert currently serves on the Board of Directors of Great Plains Ventures, Inc., Triple Crown Realty Trust, Inc. and several of B12 Capital Partners’ portfolio companies. Mr. Gaeddert graduated from Bethel College with a degree in Economics and Business Administration and he earned a Master of Business Administration degree from the University of Kansas.

QUALIFICATIONS:

Mr. Gaeddert’s experience and qualifications provide sound leadership to the Board. In addition, Mr. Gaeddert brings strong investment, accounting and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

BENJAMEN M. HUTTON DIRECTOR SINCE: 2020 AGE: 42

Mr. Hutton has served as a member of our Board since 2020. Mr. Hutton is the Chief Executive Officer of Hutton Corporation, a regional architecture, construction and facilities maintenance provider, where he has been employed since 2006. Mr. Hutton has served on the boards of various civic and nonprofit organizations including, among others, Associated General Contractors of Kansas, Kansas Big Brothers Big Sisters and the Wichita Chamber of Commerce of which he is a past chair. He has also been actively involved with The Greater Wichita Partnership and Visit Wichita.

QUALIFICATIONS:

Mr. Hutton’s senior level management, board, and construction experience in the markets in which the Company operates provides him with a unique perspective which is beneficial to the Board.

VOTE REQUIRED

The election of each nominee for director will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. An abstention with respect to one or more nominees for director will have the effect of a vote against such nominee or nominees. A broker non-vote will not affect the outcome of this proposal.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to directors, nominees and the executive officers of the Company:

Name	Age	Position(s) with the Company	Class	Director’s Term Expires
Nominees:
Leon H. Borck	76	Director	III	2023
Gregory L. Gaeddert	61	Director	III	2023
Benjamen M. Hutton	42	Director	III	2023

Retiring Director:
Gary C. Allerheiligen	75	Director	III	2023

Directors Continuing until 2024:
Kevin E. Cook	58	Director	II	2024
Brad S. Elliott	56	Director, Chairman and Chief Executive Officer	II	2024
Gregory H. Kossover	60	Director and Chief Operating Officer	II	2024
Junetta M. Everett	67	Director	II	2024

Directors Continuing until 2025:
R. Renee Koger	61	Director	I	2025
James S. Loving	67	Director	I	2025
Jerry P. Maland	72	Director	I	2025
Shawn D. Penner	52	Director	I	2025

Non-Director Executive Officers:
Craig L. Anderson	63	Executive Vice President and President of Equity Bank
Hetal Desai	54	Chief Risk Officer
John G. Creech	56	Chief Credit Officer
Julie A. Huber	52	Executive Vice President, Strategic Initiatives
E. Gregory Lawson	60	Chief Information Officer
Eric R. Newell	43	Chief Financial Officer
Brett A. Reber	63	General Counsel

Set forth below is the background, business experience, attributes, qualifications and skills of the Company’s continuing directors and executive officers. Executive officers serve at the discretion of the Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING

KEVIN E. COOK DIRECTOR NOMINEE AGE: 58

Mr. Cook was a Partner and business leader at Forvis, LLP a national CPA and advisory firm until his retirement in September 2019. He brings to the Company his insights and expertise from his exceptional 33-year career in public accounting providing solutions to financial services companies. His skills focused on developing and leading Forvis, LLP financial services practice into the marketplace through quality, reputation, networking, brand, and high-level advisement. Various leadership positions during his career included national tax leader financial services practice, national leader outsourcing services practice, and regional leader for Kansas City, Iowa and Wisconsin financial services practice. During his time at Forvis, LLP, Mr. Cook worked with some the firm’s largest financial services clients which gives him unique insights into financial reporting, taxation, mergers and acquisitions, strategic planning and corporate governance matters. Mr. Cook also currently serves as Vice Chair of the Board of Governors of Nebraska Wesleyan University. He has also served as a director for numerous non-profit, civic, and charitable organizations.

QUALIFICATIONS:

Mr. Cook’s experience and qualifications provide sound leadership to the Board of Directors. In addition, as a former practicing public accountant servicing the financial institution space, Mr. Cook brings extensive accounting, management, strategic planning and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

BRAD S. ELLIOTT FOUNDER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER SINCE: 2002 AGE: 56

Mr. Elliott is our founder, Chairman and Chief Executive Officer. He also serves as Chairman and Chief Executive Officer of Equity Bank. Mr. Elliott began his banking career and was employed in various capacities by Home State Bank and Trust for six years following graduation from McPherson College with a Bachelor of Science degree in Finance and Management. He then joined Sunflower Bank as a Market President for two years before joining American Traffic Systems as its director of operations in Scottsdale, Arizona. Mr. Elliott then returned to Wichita to serve as Director of Marketing at Koch Industries, Inc., a privately held multinational corporation. He then rejoined Sunflower Bank as its Regional President. Mr. Elliott founded Equity Bancshares in 2002. He is a graduate of the Stonier Graduate School of Banking and has served on the Board of Directors for the Wichita Area Chamber of Commerce, as Trustee and Chair of the finance committee for the Board of Directors of McPherson College, the President of the Wichita State University Shocker Athletic Scholarship Organization, PCS Advisory Board, Via Christi Health Board of Directors and Treasurer, and the Kansas Bankers Association. Mr. Elliott currently serves on Pentegra’s Defined Contribution Plan Board of Directors.

QUALIFICATIONS:

Mr. Elliott adds financial services experience, especially lending and asset and liability management to the Board, as well as a deep understanding of the Company’s business and operations. Mr. Elliott also brings risk and operations management and strategic planning expertise to the Board, skills that are important as the Company continues to implement its business strategy to acquire and integrate growth opportunities.

GREGORY H. KOSSOVER DIRECTOR SINCE: 2011 AGE: 60

Mr. Kossover served as Executive Vice President and Chief Financial Officer of the Company from October 2013 through April 2020, at which point he transitioned to his current role of Executive Vice President and Chief Operating Officer. He has served as a member of our Board since December 2011. Prior to joining the Company, Mr. Kossover served as President of Physicians Development Group, a builder and manager of senior living facilities in the Wichita, Kansas metropolitan area, from 2012 to 2013. From 2004 to 2011 he served as Chief Executive Officer of Value Place, LLC, one of the largest economy extended stay lodging franchises in the United States. Mr. Kossover previously served as Treasurer of Western Financial Corporation, a publicly-held thrift holding company. Mr. Kossover graduated from Emporia State University with a Bachelor of Science degree in Accounting and has successfully completed the Uniform Certified Public Accountants exam.

QUALIFICATIONS:

Mr. Kossover’s leadership and financial experience provide important oversight of our financial reporting and enterprise and operational risk management to the Board.

JUNETTA M. EVERETT DIRECTOR SINCE: 2020 AGE: 67

Ms. Everett, a Wichita State University graduate and Registered Dental Hygienist. Ms. Everett joined Delta Dental of Kansas, the largest dental insurer in the state of Kansas, in 1987 and served on the executive team as the Vice President of Professional Relations for 26 years. Ms. Everett was responsible for the strategic direction for relationships, recruitment, credentialing, compliance, contracting, communication and education for the organization’s statewide and national provider network. Ms. Everett also serves in a community and business leadership capacity. She is a member of Leadership Kansas, (2010), Advance Kansas, and is actively involved in the community serving on several Boards and committees including the Wichita Regional Chamber of Commerce where she served as the 2020 Board Chair claiming the first person of color and only the 6th female in that position. Other Boards include the Wichita State Board of Trustees, Kansas Health Foundation, Wesley Hospital, WSU National Advisory Council and WSU Foundation. She has been honored with numerous recognitions and awards including the 2023 Uncommon Citizen, 2022 Junior Achievement Wichita Business Hall of Fame Laureate, 2021 Butler Community College Alumni of the Year, 2020 Citizen of the Year, 2020 Health/Business Trailblazer, Wichita State University Distinguished Alumni, Wichita Business Journal Leaders in Diversity, Women in Business and Women Who Lead awards, the Urban League Whitney M. Young Leadership, Heartland Black Chamber Civic Leadership awards and the recipient of the Governor’s Exemplary Service Award for the Prevention of Child Abuse, honoring a program she developed that educated over 4,000 people on how to recognize and report suspicion of abuse and neglect. She currently serves as the Honorary Commander for the Chief Master Sergeant at McConnell Air-force.

QUALIFICATIONS:

Ms. Everett brings to the Board significant leadership and business experience, knowledge of healthcare, insurance, governance and compliance while also providing valuable insight into promoting intentional inclusion in the workplace. Her diversity of experience, style, and deep business contacts contributes to the overall success of the board and ultimately the bank.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING

R. RENEE KOGER DIRECTOR SINCE: 2003 AGE: 61

Ms. Koger has served as a member of our Board since 2003. Ms. Koger is currently a partner, leading the Estate Planning and Tax Planning practice groups, with the law firm of Wise & Reber, L.C. where she has practiced since 1991. Ms. Koger is a certified public accountant (currently inactive) and is a graduate of Oklahoma State University and the University of Tulsa College of Law. She serves and has served on numerous civic and charitable boards and is the past president of the Tax Section of the Kansas Bar Association, the McPherson Chamber of Commerce and United Way of McPherson County. She has previously served as Trustee for the Kansas Bar Association.

QUALIFICATIONS:

Ms. Koger brings legal, accounting and tax experience to the Board, providing oversight to our financial reporting, enterprise and operational risk management.

JAMES S. LOVING DIRECTOR SINCE: 2022 AGE: 67

Mr. Loving is a veteran executive of the downstream petroleum industry, with 35 years of experience in the energy sector. Mr. Loving served as President of the National Cooperative Refinery Association (“NCRA”) for 20 years prior to retirement following the successful integration of NCRA into an acquiring organization. In this role, he oversaw finance, human resources, operations, and stakeholder management while navigating the cyclical challenges and dramatic changes within the energy industry over that time. In addition to his role with NCRA, Mr. Loving has served on several company and public service boards. He holds a bachelor’s degree in Civil Engineering from the University of Wisconsin, as well as a MBA from the University of Utah.

QUALIFICATIONS:

Mr. Loving’s experience and qualifications provide sound leadership to the Board. In addition, Mr. Loving brings deep energy sector knowledge, in addition to company management, board development, and leadership expertise to the Board.

JERRY P. MALAND DIRECTOR SINCE: 2016 AGE: 72

Mr. Maland was appointed to the Company’s Board upon the closing of the merger of the Company and Community First Bancshares, Inc. in 2016. Mr. Maland served as a director of Community First Bancshares, Inc. following its formation in 1997, and served as Chairman of the board for both Community First Bank and Community First Bancshares, Inc. Mr. Maland is the former owner of McDonald’s restaurants in Harrison, Berryville, and Eureka Springs. He previously served on the Board of Directors of Security Bank and First Commercial Corporation from 1984 until forming Community First Bank in 1997. Mr. Maland is a 1972 graduate of Luther College in Decorah, Iowa.

QUALIFICATIONS:

Mr. Maland brings extensive bank management and oversight experience, as well as local knowledge of our markets to the Board.

SHAWN D. PENNER DIRECTOR SINCE: 2003 AGE: 52

Mr. Penner has served as a member of our Board since 2003. Mr. Penner is the owner of Shamrock Development, LLC, a real estate development firm, which he founded in 1997. He also serves as a director of First Federal of Olathe Bancorp, Inc., First Federal Savings and Loan Bank, and GPV, Inc. From 1993 to 1994, Mr. Penner worked as a national bank examiner for the Office of the Comptroller of the Currency. Mr. Penner graduated from Wichita State University with a Bachelors of Business Administration and a Master of Business Administration degrees. He currently serves as a member of the Wichita State University Foundation Board of Directors as well as Chair of the Foundation’s Investment Committee.

QUALIFICATIONS:

Mr. Penner brings experience as an executive and local knowledge of our markets as well as bank regulatory and investment experience to the Board.

NON-DIRECTOR EXECUTIVE OFFICERS

CRAIG L. ANDERSON PRESIDENT, EQUITY BANK AGE: 63	Mr. Anderson joined the Company in 2018. Previously, Mr. Anderson served as President, Commercial Banking – Eastern Region for UMB beginning in 2017, overseeing commercial banking divisions in Missouri, Kansas, Nebraska, Oklahoma and Illinois. Mr. Anderson managed national specialty lending businesses and developed products and strategies for specialty agribusiness, health care and aviation lines. Prior to this, he served as President, Commercial Banking beginning in 2011 in Kansas City, Missouri and President, Regional Banking in Denver, Colorado. Mr. Anderson also served as Chairman and CEO of UMB National Bank of America in Salina, Kansas from 2001 through 2009, operating out of Wichita. Mr. Anderson is an alumnus of the University of Colorado – Graduate School of Banking in Boulder, Colorado and a graduate of Southwestern College in Winfield, Kansas. He has been involved in numerous community involvement efforts, including the Greater Kansas City and Mile High United Way chapters, service on the executive committee of YPO Gold, and has served as a board member and held key leadership positions with Music Theater of Wichita, Junior Achievement of Wichita, and Arts Partners of Wichita. He currently serves as the Chairman of the Board of Directors for United Way of the Plains.

JOHN G. CREECH CHIEF CREDIT OFFICER AGE: 56	John Creech serves as Executive Vice President and Chief Credit Officer of the Company. Prior to joining Equity Bank, Mr. Creech served as the Chief Credit Policy and Administration Officer for Synovus Bank, overseeing Credit Administration, Loan Policy, Risk Rating, Workout and Restructuring, and Retail Credit. During his tenure with Synovus, he oversaw due diligence efforts over acquisitions in excess of $10 billion in aggregate assets, created an entity and structure to manage the problem loan portfolio working through $6 billion in problem assets from 2008 through 2015 which contributed to their successful repayment of TARP funds, as well as oversaw the implementation of underwriting and risk rating procedures associated with the impact of the COVID-19 pandemic. Mr. Creech graduated from The Citadel in 1989. He served on the Board of Goodwill Industries of the Southern Rivers, Inc. for more than 20 years.

HETAL DESAI CHIEF RISK OFFICER AGE: 54	Ms. Desai serves as Executive Vice President and Chief Risk Officer of the Company. She has over 25 years of experience in risk, regulatory compliance, and internal audit. She previously served as the Head of Enterprise Risk Management at American Challenger Development Corporation, a de novo digital bank headquartered in Stamford, CT. Prior to that she held leadership roles at JPMorgan Chase, CitiBank, State Street, and Santander Bank. Ms. Desai received her Masters of Science in Accounting from the University of Bombay, India and is both a Chartered Financial Analyst and Certified Public Accountant. She is actively involved in the community and has served on the boards of the South Shore YMCA and South Shore Science Center.

JULIE A. HUBER EXECUTIVE VICE PRESIDENT AGE: 53	Ms. Huber serves as Executive Vice President, Strategic Initiatives. Ms. Huber joined Equity Bank in 2003 and has served in a variety of leadership roles over a period of nineteen years, including overseeing our operations, human resources, compliance, sales and training, strategy implementation, and has managed the integration process for each community bank we have acquired. Ms. Huber served as President of Signature Bank following our acquisition of Signature Bank in 2007. Prior to joining the Company, Ms. Huber most recently served as the executive of Sunflower Bank responsible for the retail, operational, compliance and security functions. Ms. Huber graduated from McPherson College with a Bachelor of Science degree in Business Administration and History, received her Master of Business Administration from Baker University in 2014 and is a graduate of the Stonier Graduate School of Banking and the Bank Leaders of Kansas. Ms. Huber has been recognized as one of the Wichita Business Journal’s Women in Business in 2013 and Women Who Lead in 2019. Ms. Huber was also inducted to the Wichita Business Journals 40 Under 40 Hall of Fame in 2020 and was named a Wichita Business Journal Executive of the Year in 2021. Ms. Huber currently serves as Board Trustee for McPherson College and is a Board Member of the Kansas Bankers Association.

E. GREGORY LAWSON CHIEF INFORMATION OFFICER AGE: 60	Mr. Lawson serves as Executive Vice President and Chief Information Officer, overseeing all technology supporting Equity Bank. Before joining Equity Bank, he was with BOK Financial where he joined as Director, Information Technology Solutions in 2020. Prior to joining BOK Financial, Mr. Lawson joined Jack Henry & Associates, Inc. in 2010 leading the data center and infrastructure areas. He was promoted to Director of Infrastructure Engineering and Operations in 2017 where he was responsible for hosted private cloud solutions as well as engineering and operations for data center, compute, and storage technologies.

ERIC R. NEWELL CHIEF FINANCIAL OFFICER AGE: 43	Mr. Newell serves as Executive Vice President and Chief Financial Officer of the Company. Previously, Mr. Newell was the Chief Financial Officer of United Financial Bancorp, Inc., a $7.3 billion commercial bank up until the time of its sale to a larger regional bank in November 2019. Mr. Newell oversees the financial management of the Company including oversight of accounting management, such as internal and external financial reporting; investor relations; interest rate risk, liquidity, and capital management. Earlier roles include Assistant Vice President at AllianceBernstein in New York, NY where he worked under a mandate from the U.S. Treasury Department’s Capital Purchase Program; an analyst role at Fitch Ratings managing a portfolio of bank and non-bank entities’ credit default ratings and the Federal Deposit Insurance Corporation as a Risk Management Examiner. Mr. Newell is a CFA charterholder.

BRETT A. REBER GENERAL COUNSEL AGE: 63	Mr. Reber serves as Executive Vice President and General Counsel. Prior to joining the Company, he practiced for 30 years with Wise & Reber, L.C., a full-service commercial and civil law firm in McPherson Kansas, as the firm’s managing member. He graduated from the University of Kansas with a Bachelors in General Studies Degree and earned his Juris Doctor degree from the University of Tulsa College of Law. Following law school, Mr. Reber served as a law clerk to the United States District Court Judge Thomas R. Brett in the Northern District of Oklahoma. He has been active in bar association activities and has served as the President of the Kansas Bar Association Young Lawyers Section. He is a Fellow of the Kansas Bar Foundation and American Bar Foundation, and is a member of the American, Kansas, and Oklahoma bar associations, and the Kansas Association of Defense Counsel. Mr. Reber is active in state and local community affairs. He is a trustee of the Julia J. Mingenback Foundation and a Director of the McPherson Industrial Development Company.

DIVERSITY OF SKILLS AND EXPERIENCES REPRESENTED ON OUR BOARD

The Board believes that its director nominees bring the following skills, experiences and expertise, among others, to the Board as a result of their experience and perspectives:

•	accounting and preparation of financial statements

•	active involvement in educational, charitable and community organizations in the communities we serve

•	business ethics

•	complex regulated industries

•	compliance

•	community development

•	corporate governance

•	credit evaluation

•	demonstrated management ability

•	extensive experience in the public, private, or non-for-profit sector

•	human capital management

•	knowledge of growth markets

•	leadership and expertise in their respective fields

•	operations

•	public company board

•	reputational considerations

•	risk management

•	strategic thinking

•	technology and cyber security

The Company has a commitment to enhancing the skillset, gender and racial diversity of its workforce, leadership team and Board of Directors.

Board Diversity Matrix (As of March 16, 2023)
Total Number of Directors	12
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	10	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	10	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—

ENVIRONMENTAL AND SOCIAL PRACTICES

The Company remained focused on addressing environmental and social issues in 2022. We strengthened the foundation for these efforts by more intentionally embedding Environmental, Social, and Governance (“ESG”) considerations within our strategic planning and risk management processes. To reinforce our execution of key ESG initiatives at the management level, we have in place a cross-functional ESG Committee.

We continued to make meaningful progress in our efforts to address the potential risks and opportunities associated with climate change. Specific initiatives furthered throughout 2022 included:

Environmental Initiatives
Locally	Reduction in the Company’s reliance on paper, including furthering our utilization of electronic signature investments and electronic data warehousing.
Energy efficient appliance utilization within any new or updated construction projects.
Emphasizing efficient lighting options, including LED, solar, and motion activation to reduce unnecessary utilization.
Recycling and E-cycling to limit our impact based on material inputs or technological obsolescence.
Emphasizing electronic processing options for our customer based, including paperless statements, online bill payment, online account processing, etc.
Nationally	Impact Investments made by the Company in solar energy production facilities throughout the United States. These investments address climate change head on, as they generate the capacity to produce sustainable, emissions-free energy while enhancing the infrastructure domestically to further these initiatives and move closer to a net-zero economy.

In addition to the above, we recently made a three-year commitment to a national conservation organization to implement a Wildlife Habitat and Conservation Education Program in our four state region to partner with local habitat and wildlife projects. These initiatives will include support for public land projects supporting quail and other species in the Pea Ridge Arkansas National Battlefield park; Corners for Wildlife, Biodiversity Credit pilot program, and butterfly pollinator plantings in Kansas; Habitat Challenge grants and Recreational Access Programs in Missouri; and support of the Oklahoma Land and Access Program.

The project will include participation by our branches and employees in local education and outreach programs to engage people of all ages and demographics on upland conservation. The programs will focus on habitat education and conservation leadership programs to increase awareness and participation in the uplands.

On the social front, we capitalized on diversity, equality and inclusion and talent management synergies to support our employees. Our external initiatives, similarly, sought ways to continue assisting our customers and communities in achieving their financial success. We continue to emphasize our WeCare initiative, encouraging team members throughout our footprint to commit to volunteering and giving back to the communities we serve. As part of the WeCare initiative, our employees partnered with financial literacy organizations to provide financial training to students at local schools, ranging from elementary to high school. During 2022 specific social initiatives of the Company included:

Social Initiatives
Community Development	The Company committed more than $2.5 million in funds to our communities, supporting organizations that assist with local inequalities and work to improve the quality of life for the people and families in the communities we serve.
Financial Literacy	Our employees partnered with financial literacy programs to utilize the financial acumen and experience of our dedicated team members to assist in developing a higher level of financial understanding in the communities we serve. Team members were on-site teaching foundational principles of financial management to elementary through high school aged students at local schools.
Volunteering	Our employees committed more than 8,000 hours volunteering in our local communities. We encourage participation through paid time to take part in activities, matching donations, and specific sponsorships of events that meet the needs of our communities.
Community Boards	Our team members contributed to more than 145 boards in our local communities, including advocacy groups, school boards, advisory and finance board for local commerce and higher education, and many others.

CORPORATE GOVERNANCE

RISK MANAGEMENT AND OVERSIGHT

Our Board is responsible for oversight of management and the business affairs of the Company, including those relating to management of risk. Our full Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Risk and Audit Committees assist the Board in monitoring the effectiveness of the Company’s identification and management of risk, including financial and other business risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive and employee compensation plans and arrangements, and periodically reviews these arrangements to evaluate whether incentive or other forms of compensation encourage unnecessary or excessive risk taking by the Company. Our Corporate Governance and Nominating Committee monitors the risks associated with the independence of our Board and Equity Bank’s Credit Committee oversees our general credit risk management policies and other credit related risks. Management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

HEDGING AND PLEDGING POLICIES

The provisions of our insider trading policy applicable to our directors, executive officers and certain other designated employees prohibits such persons from hedging or pledging our securities, subject to limited exceptions and pre-approval under the terms of our insider trading policy. Such persons are also prohibited from engaging in various trading practices including short sales of the Company’s securities, trading in puts, calls or other derivative securities of the Company, and from holding our securities in a margin account. Additionally, no stock option repricing is permitted. The Compensation Committee may not (i) amend a stock option to reduce its exercise price, (ii) cancel a stock option and re-grant a stock option with a lower exercise price than the original exercise price of the cancelled stock option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of “re-pricing” a stock option.

MEETINGS OF THE BOARD

The Board held eight regular meetings and two special meetings during 2022. All of the Company’s directors attended at least 75% of the aggregate of the (i) total number of meetings of the Board and (ii) total number of meetings held by committees on which he or she served.

LEADERSHIP STRUCTURE

Our Board meets at least eight times a year, and the board of directors of Equity Bank also meets at least eight times a year. Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of the Board. The Board has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our stockholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of our organization and the banking industry. The Board views this arrangement as also providing an efficient nexus between our organization and the Board, enabling the Board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the Board in a timely manner.

COMMITTEES OF THE BOARD

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Risk committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Risk Committee
Gary C. Allerheiligen	Chair	●		●
Leon H. Borck			●
Kevin E. Cook	●
Brad S. Elliott				●
Junetta M. Everett				●
Gregory L. Gaeddert	●		●	Chair
Benjamen M. Hutton			●
R. Renee Koger		●
Gregory H. Kossover				●
James S. Loving		●		●
Jerry P. Maland		Chair
Shawn D. Penner			Chair
2022 Meetings	13 (1)	5	8	5

(1)	Audit Committee met eight (8) times during the year for the sole purpose of approving external disclosures, such as the Company’s 8-Ks and 10-Qs related to quarterly financial results

Audit Committee

Our Audit Committee has responsibility for, among other things:

•	selecting and hiring our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results; and

•	preparing the Audit Committee report required by the SEC to be included in our annual proxy statement.

Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable NASDAQ Stock Market LLC (“NASDAQ”) rules require our Audit Committee to be composed entirely of independent directors. Our Board has affirmatively determined that each of the members of our Audit Committee meet the definition of “independent directors” under the rules of the NASDAQ and for purposes of serving on an Audit Committee under applicable SEC rules. Our Board also has determined that Mr. Allerheiligen qualifies as an “audit committee financial expert” as defined by the SEC.

Our Board has adopted a written charter for our Audit Committee, which is available on our corporate website at investor.equitybank.com.

Compensation Committee

The Compensation Committee is responsible for, among other things:

•

reviewing and approving compensation of our executive officers including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change in control arrangements, and any other benefits, compensation or arrangements;

•	reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;

•	evaluating the compensation of our directors;

•	reviewing and discussing annually with management our executive compensation disclosure required by SEC rules; and

•	administrating, reviewing and making recommendations with respect to our equity compensation plans.

Our Board has evaluated the independence of the members of our Compensation Committee and has determined that each of the members of our Compensation Committee is an “independent director” under the NASDAQ standards. The members of the Compensation Committee also satisfy the independence requirements and additional independence criteria under Rule 10C-1 under the Exchange Act, qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.

The Compensation Committee has sole and exclusive authority to retain compensation consultants, legal counsel or other advisers, including the authority to provide appropriate funding, as determined by the Compensation Committee, for the payment of reasonable compensation to such compensation consultants, legal counsel and other advisers. When determining whether to engage any compensation consultant, legal counsel or other adviser, the Compensation Committee is required to consider all factors relevant to that person’s independence from management and compliance with applicable law and regulations. In 2022, the Compensation Committee engaged Blanchard Consulting Group (“Blanchard”) to provide compensation consulting services. Please see the discussion of the consulting services provided to the Compensation Committee by Blanchard under the section titled “Executive Compensation and Other Matters—Role of Independent Compensation Consultant.”

Our Board has adopted a written charter for our Compensation Committee, which is available on our corporate website at investor.equitybank.com.

Risk committee

The Risk committee is responsible for, among other things:

•	overseeing the Company’s risk management framework, including policies and practices relating to the identification, measurement, monitoring and controlling of the Company’s principal business risks;

•	ensuring that the Company’s risk management framework is commensurate with its structure, risk profile, complexity, activities and size; and

•	providing an open forum for communications between management, third parties and our Board to discuss risk and risk management.

Our Board has adopted a written charter for our Risk committee, which is available on our corporate website at investor.equitybank.com.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for, among other things:

•

assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board for the approval of such recommendation by a majority of the independent directors;

•	reviewing periodically the corporate governance principles adopted by the Board and developing and recommending governance principles applicable to our Board;

•	overseeing the evaluation of our Board; and

•	recommending members for each board committee of our Board.

Our Board has evaluated the independence of the members of our Corporate Governance and Nominating Committee and has determined that each of the members of our Corporate Governance and Nominating Committee is “independent” under the NASDAQ standards.

Our Board has adopted a written charter for our Corporate Governance and Nominating Committee, which is available on our corporate website at investor.equitybank.com.

DIRECTOR NOMINATIONS

Pursuant to its charter, the Corporate Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, recruiting, interviewing and selecting individuals who may be nominated for election to the Board. The Corporate Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the Board. The majority of the independent directors meeting in an executive session then approve nominees for presentation and election by the Company’s stockholders.

The Corporate Governance and Nominating Committee also considers director candidates recommended by stockholders who appear to be qualified to serve on our Board and meet the criteria for nominees considered by the committee. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and it does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, the committee will consider only those director candidates recommended in accordance with the procedures set forth below in the section titled “Procedures to be Followed by Stockholders.”

Criteria for Director Nominees

The Corporate Governance and Nominating Committee seeks to identify and select director nominees who will contribute to the Company’s overall corporate goals including: responsibility to its stockholders, industry leadership, customer success, positive working environment and integrity in financial reporting and business conduct. The committee assesses nominees based upon (i) independence, experience, areas of expertise and other factors relative to the overall composition of the Board and (ii) the appropriateness of Board membership of the nominee based on current responsibilities of Board members. Our Board is also committed to promoting diversity and inclusion in the governance and operations of the Company. These values are reflected in identifying candidates for Board service and in the overall makeup of the Board, so that the Board is inclusive of members who reflect diversity of viewpoints, background, experience, age, gender, race, ethnicity and culture. The committee also considers the following qualifications in assessing nominees for election or re-election to the Board:

•	demonstrated ability and sound judgment that usually will be based upon broad experience;

•	personal qualities and characteristics, accomplishments and reputation in the business community, professional integrity, educational background, business experience and related experience;

•	willingness to objectively appraise management performance;

•

giving due consideration to potential conflicts of interest, current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	ability and willingness to commit adequate time to Board and committee matters, including attendance at Board meetings, committee meetings and annual stockholders meetings;

•	commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations;

•

fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company and the interests of its stockholders;

•	diversity of viewpoints, background, experience, age, gender, race, ethnicity and culture; and

•	other factors deemed relevant and appropriate by the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee reviews, from time to time, the experience and characteristics appropriate for Board members and director candidates in light of the Board’s composition at the time and the skills and expertise needed for effective operation of the Board and its committees.

Procedures to be Followed by Stockholders

Under Article VI of our Articles, a stockholder may make a nomination or nominations for director of the Company at an annual meeting of stockholders; provided, that the requirements set forth in the Articles have been satisfied. If such requirements have not been satisfied, any nomination sought to be made by such stockholder for consideration and action by the stockholders at such annual meeting of stockholders shall be deemed not properly brought before the meeting, shall be ruled by the Chairman of the meeting to be out of order, and shall not be presented or acted upon at the meeting.

Accordingly, a stockholder must satisfy the requirements summarized below to nominate a director to the Board:

•

The stockholder nominating a director must be a stockholder of record on the record date for such annual meeting, must continue to be a stockholder of record at the time of such meeting, and must be entitled to vote on such matter so presented.

•

The stockholder nominating a director must deliver or cause to be delivered a written notice to the Secretary of the Company. Such notice must be received by the Secretary no less than one hundred twenty (120) days prior to the day corresponding to the date on which the Company released its proxy statement in connection with the previous year’s annual meeting; provided, however, that if the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting, such notice must be received by the Secretary a reasonable time prior to the time at which notice of such meeting is delivered to the stockholders. The notice shall specify: (a) the name and address of the stockholder as they appear on the books of the Company; (b) the class and number of shares of the Company which are beneficially owned by the stockholder; (c) any material interest of the stockholder in the proposed business described in the notice; (d) each nomination sought to be made, together with the reasons for each nomination, a description of the qualifications and business or professional experience of each proposed nominee and a statement signed by each nominee indicating his or her willingness to serve if elected, and disclosing the information about such stockholder that would be required by the Exchange Act, and the rules and regulations promulgated thereunder, to be disclosed in the proxy materials for the meeting involved if such stockholder were a nominee of the Company for election as one of its directors; and (e) if requested by the Company, all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.

•

Notwithstanding satisfaction of the provisions of the requirements set forth above, the proposal described in the notice may be deemed not to be properly brought before the meeting if, pursuant to state law or any rule or regulation of the SEC, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board.

•

In the event such notice is timely given in accordance with the requirements set forth in the Articles and the business described therein is not otherwise disqualified pursuant to the Articles, such business may be presented by, and only by, the stockholder who shall have given the notice required by the Articles or a representative of such stockholder.

The above summary does not purport to be a complete statement of all the terms and conditions that a stockholder must satisfy to make a proposal or nominate a director. Any stockholder desiring to take any of these actions should consult, without limitation, the Articles, our Bylaws, applicable Kansas law, SEC rules and regulations and their own legal counsel.

STOCKHOLDER COMMUNICATIONS WITH OUR BOARD

Stockholders and other interested parties may communicate by writing to Chris Navratil, Senior Vice President of Finance, at our principal executive offices, 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207. Stockholders may submit their communications to the Board, any committee of the Board or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked “Stockholder Communication with Directors” and clearly identifying the intended recipient(s) of the communication.

The Company will review each communication and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in other circumstances. The Company’s policy is not to take any adverse action, and not to tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, the Company’s policies or its Corporate Code of Business Conduct and Ethics.

DIRECTOR ATTENDANCE AT THE ANNUAL MEETING

The Board encourages directors to attend the Annual Meeting and have historically achieved nearly full attendance. All of the

Company’s directors were in attendance at the Company’s 2022 Annual Meeting of Stockholders held on April 26, 2022, with the exception of Mr. Gaeddert.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The full text of our Code of Business Conduct and Ethics is available on our corporate website at investor.equitybank.com. The Code of Business Conduct and Ethics may be accessed by selecting “Investor Relations” and then “Corporate Governance” from the menus on our website.

DIRECTOR INDEPENDENCE

Under the rules of the NASDAQ, independent directors must comprise a majority of our Board. The rules of the NASDAQ, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. Our Board has evaluated the independence of its members and our director nominees based upon the rules of the NASDAQ and the SEC. Applying these standards, our Board has affirmatively determined that, with the exception of Brad S. Elliott and Gregory H. Kossover, each of our directors is an independent director, as defined under the applicable rules.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of the date of this Proxy Statement, no members of our Compensation Committee are or have been an officer or employee of us or any of our subsidiaries. In addition, none of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

DIRECTOR COMPENSATION

The Board’s philosophy for director compensation is to provide the Company with the best opportunity to compete for, attract, and retain qualified board members, compensate board members fairly and in alignment with stockholder’s interests, and be fiscally responsible for the long-term success and viability of the Company.

The Compensation Committee evaluates the competitiveness of director compensation on an ongoing basis and makes pay recommendations to the full Board for approval at least annually, utilizing data from compensation studies, surveys, and proxy disclosures of public peer companies, among other information. The Compensation Committee retained Blanchard Consulting Group to conduct a comprehensive Board of Directors compensation study in 2021, which provided us with director compensation data from our peer group and survey data sources. The evaluation found that the Company’s director compensation for the average director was between the median (50th percentile) and 75th percentile values of our peer group. No changes were made to retainer compensation in 2022 as compared to 2021. Since the directors of the Company are representing the stockholders, the Company feels these directors should also be stockholders of the Company. Including equity as part of the annual director compensation package increases the share ownership of directors and increases their interest in the Company.

For the 2022 service year, we paid each of our non-employee directors a cash retainer of $32,000 and issued each common stock with a value of $33,000 for their service as a director. In addition, we paid the non-employee members of our Compensation, Corporate Governance and Nominating, Trust, and Risk committees $3,500 for services on such committees during the same period. The chairman of each of these committees earned $9,500 for serving in such role. Each member of our Audit Committee received a retainer of $4,500 for serving on the committee during the period. The chairman of our Audit Committee received a retainer of $14,000 for serving in such role. We paid our non-employee directors that serve on Equity Bank’s Credit Committee a retainer of $40,000 for serving on the committee.

Pursuant to our director compensation policy we prepay our directors’ fees on May 1 of each year and the fees are earned over a one-year period. We also reimburse all non-employee directors for their reasonable out-of-pocket travel expenses incurred in attending meetings of our Board or any committees of the Board. Common stock issuance to non-employee directors is made in the form of one-year vesting restricted stock units which vest at the end of the service period. If the director were to leave during the service period the shares would not vest and prepaid director fees would be subject to the Company’s clawback policy. In May 2019, the Company adopted stock ownership guidelines for outside directors. The guidelines require Board members to obtain and maintain beneficial ownership (by Company grant and through individual purchase) of $500,000 of value in the Company’s stock within five years of adopting the guidelines or initial election to the Board. We believe that stock ownership of our directors aligns their interests with those of our long-term stockholders.

All of our directors also serve as directors of Equity Bank. During 2022, our directors did not receive any additional compensation for service on the board of Equity Bank. Mr. Elliott did not receive any additional compensation for service on our Board or Equity Bank’s board of directors for 2022. The board fees received by Mr. Kossover are reflected in his compensation discussed in the Summary Compensation Table.

The following table sets forth the compensation earned during for the fiscal year ended December 31, 2022 by each non-employee director who served on our Board in 2022:

Name	Fees Earned ($) (1)	Stock Awards ($) (2)	Total ($)
Gary C. Allerheiligen	$53,000	$33,000	$86,000
Leon H. Borck (4)	35,500	33,000	68,500
Kevin E. Cook	37,667	33,000	70,667
Junetta M. Everett	35,500	33,000	68,500
Gregory L. Gaeddert	49,500	33,000	82,500
Benjamen M. Hutton	39,000	33,000	72,000
R. Renee Koger	39,000	33,000	72,000
James S. Loving (3)	26,000	22,000	48,000
Jerry P. Maland	41,500	33,000	74,500
Shawn D. Penner	81,500	33,000	114,500

(1)	For the 2021 and 2022 service years, director retainer and committee fees were prepaid on May 1 and earned over the service period ending April 30 of the proceeding year.
(2)

In addition to retainer and committee fees, for the 2021 and 2022 service years, each director of the Company also received a one-year vesting restricted stock issuance equal to $33,000 which was issued in the form of 1,070 and 1,967 shares, respectively. These shares vest commensurate with the service period indicated above.

(3)	Mr. Loving was elected to serve on the Company’s Board at the 2022 Annual Meeting of Stockholders.

ITEM TWO: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We believe that our compensation programs are designed to align the interests of our executive officers with those of our stockholders. Our compensation philosophy is to provide market-competitive programs that ensure we attract and retain high- performing talent and properly incentivize executives to continually improve company performance and increase stockholder value over time. We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives you as a stockholder the opportunity to endorse the compensation of our named executive officers. We encourage you to review the tables and our narrative discussion included in this proxy statement.

Our executive officers, including our named executive officers (“NEOs”), as identified in “Executive Compensation—Compensation Discussion and Analysis”, are critical to our success. We design our executive compensation program to drive performance relative to our short-term operational objectives and long-term strategic goals; align our executives’ interests with those of our stockholders by placing a substantial portion of total compensation at risk; and attract and retain highly-qualified executives.

This vote is not intended to address any specific item of compensation, but the overall compensation of our NEOs and the philosophy, program elements and process described in this proxy statement. Accordingly, we recommend that you vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that on an advisory basis, the 2022 compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related disclosures in this proxy statement for its 2023 Annual Meeting of Stockholders is hereby approved.”

This Say on Pay vote is advisory and therefore will not be binding on the company, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the NEOs’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

VOTE REQUIRED

The approval of the non-binding, advisory vote on the compensation of the named executive officers disclosed in this proxy statement requires the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. An abstention with respect to advisory approval of named executive compensation will have the effect of a vote against the proposal. A broker non-vote will not affect the outcome of this proposal.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) provides a description of the material elements of our 2022 executive compensation programs as well as perspective and context for the 2022 compensation decisions for our executive officers named in the Summary Compensation Table referred to in this CD&A and in subsequent tables as our named executive officers (“NEOs”). The following officers are our NEOs for 2022:

Name	Title
Brad S. Elliott	Chief Executive Officer and Chairman of the Board
Eric R. Newell	Executive Vice President, Chief Financial Officer
Craig L. Anderson	Executive Vice President, President of Equity Bank
John G. Creech	Executive Vice President, Chief Credit Officer
Julie A. Huber	Executive Vice President, Strategic Initiatives
Greg H. Kossover	Executive Vice President, Chief Operating Officer and Director

The CD&A is organized into the following sections:

1.	Executive Summary
2.	Compensation Philosophy and Best Practices
3.	Program Elements and Pay Decisions
4.	Compensation Process
5.	Other Factors Affecting Executive Compensation

Executive Summary

Business Performance

The Company’s results excelled in 2022 on many fronts. Equity realized record levels of both net income and net interest income, while growing our balance sheet organically and continuing our mission to be a reliable financial partner to our customers and our communities. We also made material progress in reducing our levels of non-performing assets, positively contributing to current period earnings while also positioning the Company for success moving forward.

Significant progress was achieved on fundamental strategic objectives in 2022:

•

Equity realized full year net income of $57.7 million, which is a record for the Company. This positive operating result was driven by successful integration of our American State Bancshares transaction completed in the fourth quarter of 2021, organic loan growth totaling 9.5% on 2021 year end balances excluding PPP and the balance of loans sold in branch transactions during 2022. Including those balances, loan growth during the year was 6.6%,

•

Successfully replaced PPP revenue of $20.6 million realized in 2021 with traditional operating revenue. Loan portfolio expansion, coupled with price discipline on both assets and liabilities led to net interest income of $162.8 million in 2022 compared to $142.6 million in 2021.

•

Successfully reduced non-performing assets from $66.0 million at the end of 2021 to $18.2 million at year end 2022. As a percentage of total assets, non-performing assets declined to 0.37% from 1.28% at the end of 2021.

•

For the first time in the history of the Company, the quarterly dividend was increased by 25% to $0.10 per share, while the Company also effectively deployed capital to repurchase 1,030,854 shares. Common Equity, as well as Tangible Common Equity, were down year over year driven by the interest rate environment’s impact on the Company’s bond portfolio. Excluding accumulated other comprehensive loss of $113.5 million as of December 31, 2022 and accumulated other comprehensive income of $1.8 million as of December 31, 2021, common equity increased $24.7 million, or 4.7%, and tangible common equity increased by $30.5 million, or 6.7%.

•	Continued to emphasize footprint rationalization, including the sale of four bank locations resulting in gain recognized on transactions of $962 thousand during 2022.

•	For the third year in a row, Equity Bank was named one of the best places to work in Wichita, Kansas in 2022 by the Wichita Business Journal, which uses employee survey data to select its finalists.

•	Equity Bank was named the best bank under $10 billion in assets in the state of Kansas by Newsweek as part of their America’s Best Banks for 2023.

The compensation decisions made by the Compensation Committee and the Board during 2022 reflected their continuing focus on serving our customers, creating long-term sustainable stockholder value, and prudently managing risk.

Tangible book value and associated metrics are financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See “Reconciliation of GAAP and

Non-GAAP Financial Measures” in Form 10-K filed by the Company on March 9, 2023.

2022 Executive Compensation Program Highlights

The Company targets executive compensation to be in a competitive range with our peer group while considering other factors and minimizing risk. For 2022, the components of our NEO compensation included:

Compensation Component	Purpose and Objectives	Key Features and Performance Metrics
Base Salary	Salaries provide market competitive pay commensurate to job responsibilities.	• Annual adjustments based on achievement of individual performance goals, market competitive considerations, and changes in responsibilities, when applicable.
Executive Incentive Plan (“EIP”)	Motivates and rewards NEOs for achievement of strategic and tactical goals over the performance period, generally in relation to the Board approved budget.

•  NEO must be employed on the date the incentive award is paid.

•  Business performance metrics for 2022: (a) Adjusted Pre-Tax Income relative to budget; (b) net over-head ratio relative to budget; and (c) individual performance objectives(1,2).

•  Corporate performance accounts for 85% of EIP opportunity.

•  This award is paid in cash.

•  Payouts are subject to satisfactory regulatory ratings.

Long Term Incentive Plan (“LTI”) – Time Vested RSUs (“TRSUs”)	Promotes retention of talent; aligns NEO interests with long-term value creation as well as stockholder interests.

•  50% of total long-term incentive.

•  TRSUs vest ratably over three years from the date of grant.

•  NEO must be employed on the date of vesting, with exceptions.

•  NEO performance must be in good standing for the measurement period.

Long Term Incentive Plan (“LTI”) – Performance RSUs (“PRSUs”)	Promotes retention of talent; aligns NEO interests with long-term value creation as well as stockholder interests.

•  50% of total long-term incentive earned at target.

•  PRSUs cliff vest at end of three-year measurement period.

•  50% of performance criteria weighted to relative total stock return.

•  50% of performance criteria weighted to relative core EPS growth.

•  100% of the award is subject to forfeiture if below 35th percentile of index.

•  NEO must be employed on the date of vesting, with exceptions.

•  NEO performance must be in good standing for the measurement period.

(1)	Mr. Anderson’s executive incentive plan calculation also includes annual loan growth compared to budgeted expectations. Additional detail included later in this CD&A
(2)

Mr. Creech’s executive incentive plan calculation also includes individual, targeted goals to expand SBA and consumer business lending platforms, which comprise 35% of his potential incentive. For Target performance or above, payout is 100%. Below Target performance would result in no payout.

Compensation Philosophy and Best Practices

Compensation Philosophy

We believe that executive compensation should be directly linked to our Company’s performance while remaining competitive relative to the compensation levels and practices of our peers. Our compensation philosophy describes the framework for our decision making and includes industry “best practice” compensation features. The Compensation Committee annually reviews our executive compensation philosophy and practices, with the input and support of our independent compensation consultant. This process enables us to implement an executive compensation program that (a) promotes our short- and long-term business strategies and objectives, (b) is market competitive, and (c) aligns with the interests of our stockholders.

Key attributes of our executive compensation programs:

•	Drive performance relative to clearly defined goals, balancing short-term operational objectives with long-term strategic goals;

•	Align executives’ long-term interests with stockholders by placing a substantial portion of total compensation at risk, contingent on Company performance and the executive’s ongoing employment;

•	Ensure compensation programs have a positively correlated relationship with changes in Company performance and the executive’s individual performance;

•	Encourage our executives to take actions that are aligned with the interests of long-term stockholders through the use of stock- based compensation;

•

Attract and retain highly talented and qualified executives to achieve our financial goals and maintain stability in our executive management team through market competitive compensation that aligns executive’s interests with those of our long-term stockholders;

•	Adequately assess and limit risks in our compensation plans through plan design and clawback provisions; and

•	Use independent consultants and advisors to ensure practices are competitive to the market and the Company’s peers.

Generally, the Compensation Committee seeks to position each named executive officers’ total compensation opportunity between the 50th and 75th percentile of the competitive market (the “Target Positioning”). An NEO’s total compensation opportunity may vary from the Target Positioning depending on a number of factors, including the NEO’s scope of responsibility, internal pay comparisons and the retention value of the NEO’s unvested long-term equity award holdings, as well as the NEO’s performance and expected future contributions and impact on the organization.

Best Practices

The Compensation Committee continued to utilize and deploy sound governance and risk management practices that align with our compensation philosophy:

What We Do
Pay for performance.	Annual advisory say on pay vote.
Above target and maximum long-term incentive payouts only when we outperform our peer benchmarks.	Stock ownership guidelines and stock holding requirements for the Board, Executive Vice Presidents and CEO.
Incentive plan directly linked to strategic and objective financial goals.	Total direct target compensation aimed at market median for target level performance with actual pay that varies based on performance.
A significant portion of long-term incentives earned based on relative TSR performance. Our long-term incentive plans have multi-year vesting periods.	A Compensation Committee composed entirely of independent directors overseeing the Company’s executive compensation policies.
Robust clawback policy allowing for recoup of any excess compensation paid to the NEOs if the Company restates its financial results upon which an award is based or if the NEO engages in misconduct.	Annual risk assessments performed.
Annual peer group review.	Independent compensation consultant.
Caps/maximums in place for our incentive plans.	A “double-trigger” is required (both a change-in-control and qualifying termination event must occur) in order to issue any change-in-control severance payments to our NEOs.

What We Do Not Do
No tax-gross ups in our change in control arrangements
No repricing of stock options without stockholder approval
No excessive perquisites
No incentive plans which encourage inappropriate risk taking

Say-on-Pay Vote

At our annual meeting of stockholders held in 2022, the non-binding, advisory proposal to approve the compensation of our NEOs received the approval of approximately 94.8% of the shares having voting power and present at the meeting. The Compensation Committee pays careful attention to communications received from stockholders regarding executive compensation, including the nonbinding, advisory vote and believe that the vote reflects our stockholders’ support of our compensation philosophy and the manner in which we compensate our NEOs. As the Compensation Committee evaluated our compensation practices for fiscal 2022, it was mindful of the support our stockholders expressed for our executive compensation programs and ultimately decided to retain the overall design of our executive compensation for fiscal 2022.

Program Elements and Pay Decisions

We compensate our named executive officers through a mix of:

•	base salary;

•	performance-based annual cash incentives;

•	long-term equity incentive compensation (awarded in the form of Restricted Stock Units with three-year ratable vesting periods and Performance Share Units with three-year cliff vesting periods); and

•	other benefits, which include certain perquisites.

We believe the current mix and value of these compensation elements provide our NEOs with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and each NEO’s particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements. We intend for our compensation program to be performance-based, where the opportunity to earn higher compensation (via our short- and long-term incentive plans) is provided if performance warrants. As illustrated below, the majority of our CEO’s and NEO’s total direct compensation opportunity is variable (“at-risk”). The chart below depicts the mix of total target direct compensation (salary, target annual incentives, RSUs, and PSUs at grant date fair value) set for our CEO and the other NEOs for 2022.

Name	Base Salary (1)	Bonus	Target Short- term Annual Incentive Compensation (2)	Target Long-term Incentive Compensation (3)	NEO Perquisites (4)	Total	At-Risk
Brad S. Elliott	38%	0%	29%	25%	8%	100%	54%
Eric R. Newell	44%	0%	28%	24%	4%	100%	52%
Craig L. Anderson	43%	0%	28%	22%	7%	100%	50%
John G. Creech	54%	0%	22%	16%	8%	100%	38%
Julie A. Huber	49%	0%	25%	24%	2%	100%	49%
Greg H. Kossover	42%	0%	28%	23%	7%	100%	51%

(1)

Base salary percentages are based on the amounts disclosed in the “Summary Compensation Table” for Named Executive Officers. For more information, see the discussion under the heading “Base Salaries” below.

(2)	For more information, see the heading “Annual Executive Incentive Plan” below.
(3)	For more information, see the heading “Long-Term Incentive Plan” below.
(4)

Named Executive Officer Perquisites percentages are based on the amounts disclosed as “All Other Compensation” in the “Summary Compensation Table” for Named Executive Officers. For more information, see the discussion under the heading “Additional Benefits” below.

Base Salary

The base salaries of our NEOs are reviewed and set annually by the Board working with our Compensation Committee as part of the Company’s performance review process as well as upon the promotion of an executive officer to a new position or other change in job responsibility. In establishing base salaries for our NEOs, the Compensation Committee has relied on external market data obtained from outside sources including banking industry trade groups and peer group compensation data developed by our independent compensation consultant. In addition to considering the information obtained from such sources, the Compensation Committee has considered:

•	each NEO’s scope of responsibility;

•	each NEO’s years of experience;

•	the types and amount of the elements of compensation to be paid to each NEO;

•

our overall financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies; and

•	each NEO’s individual performance and contributions to our company-wide performance, including leadership, team work and community service.

Below, we detail the salary increases from 2021 to 2022 for the NEOs. Our Compensation Committee considers market practices, external competitiveness, stockholder interests and advice from our independent compensation consultant in establishing base salaries. The Compensation Committee determined each NEO’s base salary for fiscal year 2022 at the beginning of 2022.

NEO	2021 Base Salary	2022 Base Salary (1)	% increase
Brad S. Elliott	$725,010	$761,261	5%
Eric R. Newell	$356,000	$400,000 (2)	12%
Craig L. Anderson	$365,000	$375,000	3%
John G. Creech	$300,000	$300,000 (3)	—
Julie A. Huber	$285,000	$300,005	5%
Greg H. Kossover	$408,000	$416,160	2%

(1)	Effective February 15, 2022, with the exception of Mr. Newell.
(2)

Mr. Newell received a salary adjustment on August 1, 2022 from $356,000 to $400,000 to reflect added oversight responsibilities of the Information Technology and shared services teams including deposit and loan operations and payment channel services.

(3)	Mr. Creech joined the Company in December of 2021.

Annual Executive Incentive Plan (“EIP”)

We typically pay an annual cash incentive award to our NEOs. Annual incentive awards are intended to recognize and reward those NEOs who contribute meaningfully to our performance for the year. The Compensation Committee determines whether such bonuses will be paid for any year and the amount of any bonus paid is based upon an annually established formula and specific performance measures.

The Company’s design of the performance-based cash incentive plan (Annual Executive Incentive Plan (“EIP”)) exists to align executive pay with performance, drive the Company’s strategic goals, and drive superior financial results. The EIP is designed to achieve the following goals and objectives:

•	recognize and reward achievement of the Company’s annual business goals critical to driving our long-term strategy:

•	motivate and reward superior performance;

•	attract and retain talent needed for the Company’s success;

•	be competitive with market;

•	encourage teamwork and collaboration through shared goals; and

•	promote sound risk management practices.

Incentive Opportunity

All executive officers participate in the EIP, which is administered by the Compensation Committee. The EIP is an annual incentive plan designed to encourage participants to focus on key performance goals during the performance period, which in 2022, was January 1, 2022 through December 31, 2022. The EIP provides participants with an opportunity to earn variable rewards that are contingent on a combination of Company and Individual performance. For Company goals interpolation is used to determine the incentive payouts when performance goals are between threshold and target, and target and maximum. If performance is below a stated threshold, then no payment is made for the applicable component. Individual goals are paid at 100% if Target or Maximum thresholds are achieved. If less than a Target level of performance is achieved on individual goals, no payout is made. Payouts are subject to satisfactory regulatory ratings. Any EIP payouts are also subject to the Company’s Clawback Policy and can be adjusted by the Compensation Committee based on extraordinary events.

2022 EIP Award Opportunity as a Percent of Salary (Interpolated between performance levels)
	Threshold (80% of goals)	Target (100% of goals)	Maximum (130% of goals)
NEO	Threshold (50% payout) [1]	Target (100% payout)	Maximum (150% payout)
Brad S. Elliott	32%	75%	107%
Eric R. Newell	28%	65%	93%
Craig L. Anderson	28%	65%	93%
John G. Creech	10%	40%	50%
Julie A. Huber	21%	50%	71%
Greg H. Kossover	28%	65%	93%

(1)

Individual incentives are included in the calculations within the table. For performance below Target, no incentive will be paid. At or above Target performance results in a 100% payment not subject to interpolation.

2022 corporate goals in the EIP and actual results (dollars in thousands):

	Weighting of Performance	Threshold/ Target/	2022 EIP Performance Goals			2022 Actual Results /
Performance Measure	Measure (1)	Stretch	Threshold	Target	Maximum	Pay Out %
Adjusted Pre-tax Income, relative to the Budget Adjusted Pre-tax Income (000) (2)	60%	80% / 100% / 130%	$45,326	$56,657 (3)	$73,654	$77,043 (4) / 150.00%
Net-over-head Ratio (non-interest income relative to non-interest expense) relative to Budget for Equity Bank	25%	80% / 100% / 130%	24.0%	30.1%	39.1%	29.81% (5) / 98.03%

(1)

As previously discussed, Mr. Anderson and Mr. Creech have individual inputs to their EIP which vary from the other NEOs. Weighting of the performance measures within the table are 40% and 15% for Mr. Anderson and 35% and 15% for Mr. Creech.

(2)

The 2022 Plan defined adjusted net income as a percentage of budgeted amount determined using the same calculations, defined as the amount of net income of the Company as determined by GAAP and reported on our Securities and Exchange Commission (“SEC”) filings adjusted as follows: (a) increased by provision for taxes; (b) adjusted for the elimination of net securities (gains) or losses; (c) elimination of extraordinary items; (d) elimination of unbudgeted merger expenses; (e) increased by the provision for loan losses and reduced by the excess of actual net charge-offs over budgeted provision for loan losses which results in no benefit to earnings realized by the release of loan loss provision, (f) decreased by the amount of tax credit investment amortization reflected in non-interest expense; and (g) other items determined as approved by the Compensation Committee.

(3)

Realized pre-tax income in 2021 was $64,436, including $20,629 in income recognized on PPP assets which would not be expected to repeat in 2022. Excluding the PPP income, the Target was set $12,850 higher than previous year, or an increase of 29.3%.

(4)	Company GAAP pre-tax income of $70,282 was adjusted as follows.

2022
Pre-Tax GAAP income (loss)	$70,282
Securities (gain) loss	(5)
Gan on acquisition / branch sales	(962)
Merger Expenses	594
Tax credit partnership amortization	5,080
Provision for credit losses	2,054
Adjusted pre-tax income	$77,043

(5)	Adjustments to Equity Bank non-interest income and non-interest expense in calculating the net-over-head ratio.

2022
Non-interest income	$35,928
Securities (gain) loss	(5)
Gan on acquisition / branch sales	(962)
Adjusted non-interest income	$34,961

Non-interest expense	$125,436
Merger expenses	(594)
Incentive accrual	(2,500)
Tax partnership investment amortization	(5,080)
Adjusted non-interest expense	$117,262

Mr. Anderson’s EIP opportunity is composed 55% of the performance measures above (40% associated with adjusted pre-tax income, relative to the budget adjusted pre-tax income and 15% associated with net-over-head ratio), and 30% of actual loan growth relative to budgeted loan growth. Actual loan growth does not include administrative loans such as PPP loans, participation desk, institutional loan pools, and non-customer credit instruments.

	Weighting of Performance	Threshold/ Target/	2022 EIP Performance Goals			2022 Actual Results /
Performance Measure (Mr. Anderson only)	Measure	Stretch	Threshold	Target	Maximum	Pay Out %
Budgeted Average Loan Growth	30%	80% /	3.7%	4.6%	5.9%	3.9% (1) /
		100% /				61.9%
		130%

(1)	Calculated as the difference of month to date average loans at 12/31/2022 and 12/31/2021 removing from both periods PPP loans as well as the impact of loans sold in branch sales during 2022.

In addition to the above Company-based and individual metrics enumerated above, 15% of each NEO’s EIP award is based on his or her leadership rating and contributions toward the achievement of corporate goals and performance measures achieved above (see “Individual Performance” section for more detail). Each of our NEO’s achieved 100% of the earning opportunity assigned to the leadership rating, which was capped at 100%.

The 2022 EIP awards are summarized below:

	Company Component				Individual Performance Component
Name	Weighting	Award Percentage Achievement	Company Component Total	Weighting	Award Percentage Achievement	Individual Performance Component Total	2022 EIP Total
Brad S. Elliott	85%	134.7%	$653,769	15%	100%	$85,641	$739,410
Eric R. Newell	85%	134.7%	$297,716	15%	100%	$39,000	$336,716
Craig L. Anderson	85%	109.7%	$227,392	15%	100%	$36,563	$263,955
John G. Creech	50%	134.4%	$80,645	50%	100%	$60,000	$140,645
Julie A. Huber	85%	134.7%	$171,763	15%	100%	$22,500	$194,263
Greg H. Kossover	85%	134.7%	$309,744	15%	100%	$40,576	$350,320

The following table shows the total payout opportunity and the total actual payout of annual cash incentives for the performance year January 1, 2022 through December 31, 2022.

NEO	2022 Incentive Target	% of Target Incentive
Brad S. Elliott	$570,946	129.5%
Eric R. Newell	$260,000	129.5%
Craig L. Anderson	$243,751	108.3%
John G. Creech	$120,000	117.2%
Julie A. Huber	$150,003	129.5%
Greg H. Kossover	$270,504	129.5%

Individual Performance

The Compensation Committee believes individual performance of our NEOs is relevant in all compensation decisions. The Compensation Committee formally considers individual performance in determining annual merit base salary changes and for the determination of the individual performance portion of the EIP. The Compensation Committee measures individual performance for NEOs using an annual goal setting process that aligns individual goals with the annual budget, the strategic plan and key business initiatives.

Individual performance adjustments reflect the level of achievement for our NEOs against annual individual performance goals. Individual performance for all employees, including our NEOs, is assessed using an annual performance management process. Goals are established at the beginning of the year and performance is assessed against these goals at the end of the year. Performance goals align our annual business plans and long-term strategic plans, including financial and operating metrics, business development, governance and risk management, people and organization development and customer experience. For 2022, all our NEOs met or exceeded expectations relative to their individual performance goals.

NEO	Performance Highlights
Brad S. Elliott

•  Mr. Elliott’s 2022 performance goals aligned with enhancement of stockholder value and were primarily based on business performance and organizational development;

•  Additionally, he was responsible for the Company’s active community involvement, strong and constructive regulatory relationships and stockholder engagement;

•  Mr. Elliott provided leadership and direction to operations and sales teams in integrating the retail and operational footprint brought on with the Company’s largest merger to date; and

•  Oversaw tangible book value (1) growth, when adjusted to exclude AOCI, of $3.25 per share to $28.79 per share. Tangible equity to tangible assets (1), similarly adjusted to exclude AOCI, increased to 9.1% from 8.5% at year end 2021.

Eric R. Newell

•  Mr. Newell was made responsible for the Company’s shared service functions, including loan and deposit operations, credit and debit cards, as well as cash services throughout the footprint; oversaw enhancement of these departments through technological investments, emphasis on governance, and leadership development of key departmental personnel positioning these departments to continue to contribute to the Company’s strategic objectives;

•  Managed the accounting team through complex accounting issues, including overseeing merger-related accounting activities associated with the finalization of the American State Bancshares and Security Bank transactions, as well as the sale of four branches in two separate transactions during 2022;

•  Oversaw the implementation and enhancement of an in-house asset and liability monitoring system allowing for enhanced timeliness of reporting and greater capacity to build variability into our reporting and analysis; and

•  Managed and oversaw the modeling of capital initiatives including the Company’s stock repurchase programs, and expansion of the common stock dividend during 2022.

Craig L. Anderson

•  Mr. Anderson led the sales efforts throughout the footprint to realization of annualized loan growth of 9.45% excluding the impact of PPP and loans sold in branch transactions;

•  Partnered with external sales consultants to deliver sales training to our retail and commercial associates which resulted in an increase in net checking accounts and growth in non-interest-bearing accounts;

•  Successfully helped to on-board and manage the customer-facing team members from the largest merger in the history of the Company with American State Bancshares which took place in the fourth quarter of 2021; and

•  Successfully seated and mentored new leaders in key operational areas of the Company’s footprint, including Tulsa and Southwest Kansas.

NEO	Performance Highlights
John G. Creech

•  Mr. Creech led the credit team in an effort to aggressively work through the problem assets in our portfolio to best position the department and Company for success both near and long term;

•  Through his leadership, year-over-year non-accrual loan balances declined from $29.3 million to $17.6 million, nonperforming assets declined from $66.0 million to $18.2 million, classified loans declined from $102.1 million to $58.1 million, and other real estate owned plus other repossessed assets, excluding former bank buildings, reached its lowest level since the Company went public; and

•  During 2022, Equity Bank increased the outstanding balance on non-PPP SBA loans by greater than 30% as Mr. Creech worked with the credit team to emphasize this business line.

Julie A. Huber

•  Ms. Huber successfully led the integration of operating systems, personnel, and banking services for the largest acquisition in the history of Equity Bancshares in American State Bancshares.

•  Led Equity Bank’s team members, including negotiation, counter party coordination, settlement and deconversion processes through the sale of four branch locations in two separate transactions during 2022.

•  Led the Bank’s efforts to enhance our banking footprint through the development and deployment of an ITM strategy which will allow our customers increased access to core banking functions during extended hours as compared to the legacy branch approach. Significant infrastructural strides were made in 2022 with expected broad rollout of the product beginning in 2023.

Greg H. Kossover

•  As a percentage of total assets, non-performing assets, including nonaccrual loans, accruing loans 90+ days past due and OREO declined to 0.37%, compared to 1.28% as of December 31, 2021.

•  Mr. Kossover re-developed and rolled out the Equity Impact Sales Program to our retail and commercial footprint;

•  Successfully negotiated the sale of four branch locations in two separate transactions, resulting in realized gain on sale of $946 thousand in 2022;

•  Fostered the development of the top Small Business Administration (“SBA”) lending program in the state of Kansas from a relatively unknown lending program, independent of PPP loans; and

•  Worked closely with Mr. Creech and the Special Assets team to realize positive outcomes from the disposition of previous problem assets.

(1)

Tangible book value and associated metrics are financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See “Reconciliation of GAAP and Non-GAAP Financial Measures” in Form 10-K filed by the Company on March 9, 2023.

Long-Term Incentive Equity Plan (“LTIP”)

The Company believes that equity compensation is a critical component of a total direct compensation package which enhances the Company’s ability to recruit, retain and reward key talents needed for the Company’s success, align executives’ interests with those of our stockholders, encourage executives’ best performance and provide incentives for long-term sustained performance. Our stockholder-approved stock incentive plan allows us to execute our philosophy by providing equity compensation to our key executives and Board members.

The Compensation Committee approves equity awards to members of the executive management team, including the NEOs, pursuant to the Company’s stockholder-approved Equity Bancshares, Inc. 2022 Omnibus Equity Inventive Plan (the “Plan”). In determining the form of equity to be granted the Compensation Committee considered many factors including the ability to drive corporate performance, retention, executive officers’ current stock ownership level, tax and accounting treatment and the impact on dilution. Awards were made in consideration of market practice and alignment with the Company’s compensation philosophy.

The LTIP is designed to support the Company’s pay for performance philosophy and reward key executives for creating long-term stockholder value. More specifically, the LTIP is designed to meet the following objectives:

•	Performance: Reward key executives for driving long-term, sustained performance (e.g., stock price, specific performance measures).

•	Stockholder Alignment: Align executives with stockholder interests through performance goals and focus on stockholder value appreciation.

•	Ownership: Ensure executives have an ownership/equity interest.

•	Retention: Enable the Company to retain senior executives.

•	Sound Risk Management: Provide a balanced view of performance and align rewards with the time horizon of risk.

•

Market Competitive: Position executive total compensation to provide market competitive opportunities that are aligned with performance. Similar to the EIP, the long-term incentive plan is designed to only provide above target or maximum long-term incentive payouts when we outperform our peer benchmarks.

Treatment of LTIP Awards Under Termination Events

The Long-Term Incentive Plan details treatment of performance-vested restricted stock units (“PRSUs”) and time-vested restricted stock units (“TRSUs”) under various employment termination events. For PRSU awards, if the grantee’s employment with the Company is terminated due to involuntary termination without cause (as defined in the Plan) or grantee’s resignation for good reason (as defined in the grantee’s employment agreement, if applicable), or the grantee’s employment ends due to the grantee’s retirement (as defined in the Plan), death or disability (as defined in the Plan), in each case before the last day of the Performance Period, then the target number of PRSUs covered by the PRSU award will immediately vest.

TRSU awards provide that if the grantee’s employment with the Company is terminated due to involuntary termination without cause (as defined in the Plan) or grantee’s resignation for good reason (as defined in the grantee’s employment agreement, if applicable), or the grantee’s employment ends due to the grantee’s retirement (as defined in the Plan), death or disability (as defined in the Plan), in each case before the last day of the vesting period, then the unvested TRSUs will vest immediately.

If the grantee’s employment with the Company is terminated for cause (as defined in the Plan) or due to the grantee’s resignation without good reason (as defined in the grantee’s employment agreement, if applicable), then all unvested PRSUs and TRSUs shall be forfeited.

Upon a change in control TRSUs will be vested and PRSUs will vest based on the greater of “target” or actual performance measured for the most recently completed fiscal quarter.

2022 LTIP Awards

The Compensation Committee considers market practices, external competitiveness, stockholder interests and advice from our independent compensation consultant in establishing the amount and characteristics of equity award grants. The Compensation Committee determined the level of long-term incentive grants for fiscal year 2022 at the beginning of the fiscal year. Prior to making the grants, the Compensation Committee established an intended long-term incentive value for each named executive officer. When setting these intended values, the Compensation Committee considered competitive market data from the peer group prepared by our independent compensation consultant and target total compensation opportunities. We intend that the value of long-term incentive awards for our executives approximate the market median and the total compensation opportunity for such executive officers approximate the market median level when combined with base salary and target annual bonuses. Individual performance or other factors may result in awards which are above or below the market median. These factors include tenure and experience, succession planning and retention, subjective evaluations of performance, historical grant levels and other recent compensation actions with respect to the individual. The actual value of equity awards realized by any individual may differ significantly (up or down) from the intended value due to changes in our stock price over the life of the awards and the extent to which performance goals are met in the case of PRSUs.

The 2022 annual equity grants were comprised of 50% PRSUs and 50% TRSUs. The Compensation Committee established the target levels of achievement to be challenging yet reasonably attainable, with threshold awards set at expected levels of achievement, and maximum awards set at an aggressive and difficult level of achievement. Levels of achievement for both goals were assessed using a combination of budget, our historical performance, peer group performance, and the Company’s best estimates for future performance.

The Compensation Committee has discretion to adjust the performance vested awards by +/- 20% depending on extraordinary events or the Company’s performance in other areas.

2022 Equity Award Opportunities at Target Performance
Named Executive Officer	TRSU (# of shares at Target)	PRSU (# of shares at Target)	Value at Target ($000)
Brad S. Elliott (1)	7,447	7,447	$471
Eric R. Newell	3,094	3,094	$196
Craig L. Anderson	2,884	2,884	$183
John G. Creech (2)	—	—	—
Julie A. Huber	2,252	2,252	$143
Greg H. Kossover (1)	3,546	3,546	$224

(1)	Excludes TRSUs for Mr. Elliott and Mr. Kossover, which were awarded per their employment agreement provisions (see “Other Equity Awards” for more detail).
(2)

Mr. Creech joined the Company in December 2021 and, therefore, was not granted an LTIP award during 2022. He did receive a non-LTIP equity award in connection with his hire (see “Other Equity Awards” for more detail).

PRSUs have a three-year performance period (January 1, 2022 – December 31, 2024) with performance criteria reflecting two key financial measures of equal weighting: the three year change in Total Stockholder Return (“TSR”) and the three year average of core earnings per share (“EPS”) growth, a non-GAAP measure. These goals were selected to reflect our focus on the Company’s long-term strategic goals and objectives which include sound risk management and stockholder value enhancement over the long-term time horizon, relative to our peers.

3-year TSR & EPS Performance Relative to Index (1)	3-year Performance Relative to Peer Group	Payout Schedule
75th percentile	Stretch	150% of target
55th percentile	Target	100% of target
35th percentile	Threshold	50% of target
Below the 35th percentile	Below Threshold	0% of target

(1)

Will be measured based on the Company performance relative to an index of U.S. exchange traded commercial banks with assets between $3 billion and $10 billion at the time of grant. Index constituents acquired as of the end of the performance period will be removed for the entire performance period and not be replaced. In 2022, the peer index consisted of 75 banks with a median asset size of $7.9 billion.

Each measure’s performance is determined independently. A payout percentage will be interpolated between 50% and 150% dependent on the reported percentile to peers. The PRSU grants will vest as soon as practical after performance results are known and the Compensation Committee reviews and certifies the results. TRSU grants have an incremental vesting schedule which vests 33.33% per year beginning on the first anniversary of the grant date.

Below, we detail the equity award earning opportunity per executive officer as a percent of salary.

	2022 Grant Date Value of Equity Award Opportunity as a % of Salary on Grant Date PRSUs
NEO	TRSUs	Threshold	Target	Maximum
Brad S. Elliott (1)	32.50%	16.25%	32.50%	48.75%
Eric R. Newell	27.50%	13.75%	27.50%	41.25%
Craig L. Anderson	25.00%	12.50%	25.00%	37.50%
John G. Creech (2)	—	—	—	—
Julie A. Huber	25.00%	12.50%	25.00%	37.50%
Greg H. Kossover (1)	27.50%	13.75%	27.50%	41.25%

(1)	Excludes time vested restricted stock units for Mr. Elliott and Mr. Kossover, which were awarded per their employment agreement provisions (see “Other Equity Awards” for more detail).
(2)

Mr. Creech joined the Company in December 2021 and was not eligible for the 2022 grant of LTIP awards. During 2022, Mr. Creech did receive time vested restricted stock shares associated with his hire (see “Other Equity Awards” for more detail).

2020 PRSUs

PRSUs were awarded to Messrs. Elliott, Anderson, Kossover and Ms. Huber on February 7, 2020 (the “2020 PRSUs”). The vesting of the 2020 PRSUs was based on two relative performance metrics of equal weighting, as measured during the period beginning January 1, 2019 and ending December 31, 2022: (a) relative total stockholder return (“Relative TSR”) and (b) relative average of core earnings per share (“Relative EPS”) growth (a non-GAAP measure). For the first metric, Relative TSR, the Company’s total stockholder return during the performance period was in the 74th percentile of the reference group, which was at the top end of Target performance. For the second metric, Relative EPS, the Company’s average core earnings per share was in the 86th percentile of the reference group, which was also above the top end of the Target range. As a result, total payout associated with the 2020 PRSUs was 149.5% of Target.

Relative “Core EPS” Growth	2020 RSU Payout Percentage of Target	Relative “TSR” Performance	2020 RSU Payout Percentage of Target
75th Percentile and Above	150%	75th Percentile and Above	150%
55th Percentile	100%	55th Percentile	100%
35th Percentile	50%	35th Percentile	50%
Below 35th Percentile	0%	Below 35th Percentile	0%

	2020-2022 Performance Cycle
Named Executive Officer	PRSUs Target (# of shares)	PRSUs Vested (# of shares)	PRSUs Vested (% of Target)
Brad S. Elliott	8,323	12,442	149.5%
Eric R. Newell (1)	—	—	—
Craig L. Anderson	3,694	5,522	149.5%
John G. Creech (1)	—	—	—
Julie A. Huber	2,015	3,012	149.5%
Greg H. Kossover	3,940	5,890	149.5%

(1)	Mr. Newell and Mr. Creech were hired after the grant date of February 7, 2020

Other Equity Awards

Under their respective employment agreements, Messrs. Elliott and Kossover are each eligible to be considered to receive an annual equity award having an aggregate target value not to exceed the amount equal to 25% of the combined total of the executive’s Base Salary and Incentive Payment, as such terms were defined in those employment agreements. On January 28, 2022, Mr. Elliott received an award of 3,870 TRSUs and Mr. Kossover received an award of 2,031 TRSUs. These TRSUs will vest in three equal annual installments beginning on the first anniversary of the grant date.

The additional equity award, if granted, is split two-thirds TRSUs and one-third stock options. As such, Messrs. Elliott and Kossover also received a stock option award on January 28, 2022, of 21,807 and 11,443, respectively. The options carry a strike price of $31.64 and using a Black-Scholes pricing model each option was valued at $11.23 per share. This stock option award will vest in three equal annual installments beginning on the first anniversary of the grant date and have a ten year term. Bifurcation of these additional share grants between full value equity awards and options is important to the Company, as value under the options is only realized through share price appreciation further aligning the compensation of these executives with our stockholders.

As part of Mr. Creech’s employment agreement with the Company he received 4,376 TRSUs with a total value of $135,000. The award was issued on May 16, 2022 and will vest ratably over five years.

Additional Benefits

In addition to the compensation paid to NEOs as described above, NEOs received, along with and on the same terms as other employees, certain benefits pursuant to the 401(k) Plan and life insurance. Eligible employees, including NEOs, may participate in our health and welfare benefit program, including medical, dental, vision coverage, disability and life insurance. These benefits are offered to all employees as part of our total compensation program.

We provide our NEOs with perquisites that the Compensation Committee believes are reasonable and consistent with our overall compensation program and allows our NEOs to more effectively discharge their responsibilities to the Company. Certain of our NEOs were provided with Company-owned vehicles in 2022. The Company has more than 65 retail and commercial offices throughout Kansas, Missouri, Arkansas, and Oklahoma. Regular presence of our NEOs in the markets we serve is, we believe, best accomplished by providing them with the use of Company-owned transportation. We also reimburse all NEOs for membership costs for various clubs and organizations. The Compensation Committee believes these memberships provide important opportunities for business development activities and demonstrate our philosophy of community support and development in the markets we do business. The amounts attributed to each of our NEOs for personal use of company-owned transportation and membership reimbursements are included in the “All Other Compensation” column in the Summary Compensation Table.

Death Benefits for Certain Officers

The Company maintains an unfunded plan for a select group of officers whose lives have been insured by Bank Owned Life Insurance (“BOLI”) pursuant to which a multiple of the officer’s base salary at the time of death is payable over a stated time period to a beneficiary designated by the officer. The officer at the time of death must be actively employed by the Company.

Employee Stock Purchase Plan

Our NEOs are eligible to participate in our employee stock purchase plan (“ESPP”) on the same basis as all other employees. Our ESPP was approved by our stockholders at our 2019 Annual Meeting of Stockholders and the ESPP is structured as a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code. The ESPP gives our employees an opportunity to purchase shares of our common stock at a discounted price subject to compliance with the terms of the ESPP. We believe that our stockholders will correspondingly benefit from the increased interest on the part of participating employees in our success.

Compensation Process

The Compensation Committee

The Compensation Committee is a standing committee that operates pursuant to a charge that has been approved by the Board. Each member of the Committee is independent as defined under applicable NASDAQ rules. While the committee receives input from the CEO and executives on certain information and data and regularly consults with its independent compensation consultant, the Committee is fully responsible for all aspects of compensation decisions for NEOs. To fulfill its responsibilities, the Committee meets throughout the year and also takes action by written consent. The Chairman of the Committee reports on Committee actions at meetings of the Company’s Board.

The Committee operates under a written charter that establishes its responsibilities. A copy of the Compensation Committee Charter can be found on the Company’s website investor.equitybank.com. The Committee reviews the Charter annually to ensure that the scope of the Charter is consistent with the Committee’s expected role. Under the Charter, the Committee is charged with general responsibility for the oversight and administration of our executive compensation program. Annually, the Committee reviews all compensation components and incentives, long-term incentives, benefits and other perquisites. In addition to reviewing competitive market values, the Committee examines the total compensation mix, pay for performance relations and alignment with our compensation philosophy. The Committee also reviews the employment agreements for NEOs. As the Committee makes decisions regarding the CEO and other executive officers’ compensation, input and data from management and outside advisors are provided for external reference and perspective. While the CEO makes recommendations on other executive officers’ compensation, the Committee is ultimately responsible for approving compensation for all executive officers. The Committee meets regularly in executive session without management.

The Compensation Committee Independent Compensation Consultant

Pursuant to its Charter, the Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant. The Committee has access to the funding it needs to solicit advisory services to meet their requirements.

The Compensation Committee engaged Blanchard Consulting Group as its independent compensation consultant in 2022 to advise the Compensation Committee by providing a comprehensive executive compensation review. In 2021, Blanchard Consulting Group provided the Committee with a director compensation review. These reports allow us to evaluate our pay practices as compared to peer, banking industry survey data, and industry best practices. Blanchard Consulting Group is a national firm with an exclusive focus on the banking and financial services industry. Blanchard Consulting Group did not provide additional services other than compensation consulting to the Compensation Committee. The Compensation Committee conducted an assessment of potential conflicts of interest and independence issues for Blanchard Consulting Group and no conflicts of interest or independence issues relating to either Company’s services were identified by the Compensation Committee. The Compensation Committee and executive management utilized the Blanchard reports to assist with executive and director pay decisions during 2022 but did not solely rely on them.

The Role of Executive Officers with the Compensation Committee

The Company’s management provides information and input as requested by the Committee to facilitate decisions related to executive compensation. Annually, at the start of the year, the CEO develops proposed Company goals and objectives that are reviewed and approved by the Board. Performance measures for the incentive plan are derived from the Board approved goals.

Members of management may be asked to provide input relating to potential changes in compensation programs for review by the Committee. The Committee occasionally requests members of executive management to be present at Committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives provide insight, suggestions or recommendations regarding executive compensation; however, only Committee members vote on decisions regarding executive compensation.

The CEO reviews executive performance with the Committee and makes recommendations relating to executive compensation decisions. The Committee meets with the CEO to discuss his own performance and compensation package, but ultimately decisions regarding the CEO’s compensation are discussed and approved during executive session, when the CEO is not present. Decisions regarding other executives’ performance and compensation are made by the Committee considering recommendations from the CEO.

The Compensation Committee Assessment of Compensation Risk

The Company adheres to a conservative and balanced approach to risk. Management and the Board conduct regular reviews of the business to ensure it remains within appropriate regulatory guidelines and practice. In addition, the Company is periodically examined by the Federal Reserve Bank of Kansas City and the Kansas Office of the State Bank Commissioner.

During 2022, management continued to conduct risk assessments of the Company’s incentive plans. These risk assessments were presented to the Compensation Committee and concluded that the compensation programs provide appropriate balance across many performance measures, have controls on the range of payouts, allow Committee discretion in making awards and ultimately do not pose material risk to the Company. Going forward, the Company will continue to monitor and evolve its programs to ensure they are aligned with emerging regulations and best practices.

Peer Group for 2022 Compensation Decisions

Understanding the competitive landscape is a key element the Compensation Committee considers in setting program targets and making compensation decisions. The Compensation Committee relies on data and advice from its independent compensation consultant, including benchmarking data, best practices information and general education to members of the Compensation Committee as needed throughout the year.

A primary data source used in setting competitive market-based compensation levels for the NEOs and directors is the information publicly disclosed by a custom peer group. The peer group is based on geographic location and asset size and was utilized as part of the Blanchard Consulting Group executive compensation study in 2022. In 2022, the peer group’s 2021 year-end asset size ranged from approximately $2.0 billion to $8.0 billion. The median asset size was $6.0 billion, with the Company’s assets at approximately $5.1 billion for the same time period (the same timeframe as the peer executive compensation reported and analyzed in BCG’s 2022 executive compensation study). Currently, the Company’s assets are approximately $5.0 billion. Our current peer group consists of the below twenty-one banks, located in Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, South Dakota, and Texas.

In 2022, the Company reviewed and assessed whether our 2021 peer group needed modifications for 2022. It was determined that the 2021 peer group remained largely appropriate for 2022, with the exception of removing Spirit of Texas Bancshares, Inc. due to its acquisition in April of 2022.

2022 Compensation Peer Group
Great Southern Bancorp, Inc.	HBT Financial, Inc.	Hills Bancorporation
Southside Bancshares, Inc.	Allegiance Bancshares, Inc.	South Plains Financial, Inc.
Meta Financial Group, Inc.	CrossFirst Bankshares, Inc.	Old Second Bancorp, Inc.
Midland States Bancorp, Inc.	QCR Holdings, Inc.	West Bancorporation, Inc.
National Bank Holdings Corporation	MidWestOne Financial Group, Inc.	Guaranty Bancshares, Inc.
Byline Bancorp, Inc.	First Mid Bancshares, Inc.	Bridgewater Bancshares, Inc.
Triumph Financial, Inc.	CBTX, Inc.	Southern Missouri Bancorp, Inc.

Other Factors Affecting Executive Compensation

Employment Agreements

On November 5, 2021, the Company entered into new employment agreements with Messrs. Elliott, Kossover, Anderson and Ms. Huber. These employment agreements supersede and replace their prior employment agreements. The employment agreement with Mr. Elliott, CEO and Chairman of the Board, provides for an initial three-year term that is automatically extended for an additional three-years unless either party gives notice of non-renewal al least 90 days before the endo of the then-current term. The employment agreements with Messrs. Kossover and Anderson each have an initial three-year term that is automatically extended for successive one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then-current term.

On April 30, 2020 the Company entered into an employment agreement with Mr. Newell. The initial term of the agreement is until April 30, 2023, and the term is automatically extended for successive one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then-current term.

On November 28, 2021 the Company entered into an employment agreement with Mr. Creech. The initial term of the agreement is until November 28, 2024, and the term is automatically extended for successive one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then-current term.

We use multi-year employment agreements to foster retention and succession planning, to be competitive and to protect the business with restrictive covenants, such as non-competition, non-solicitation and confidentiality provisions. The employment agreements provide for severance pay in the event of the involuntary termination of the executive’s employment without cause (or, where applicable, termination for good reason), which allows these executives to remain focused on the Company’s interests and, where applicable, serves as consideration for the restrictive covenants in their employment agreements.

Employment agreement terms, at the date of agreement, for our executive officers are summarized as follows:

Mr. Elliott
Term	An initial three-year term that is automatically extended for successive additional three-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then- current term.
Base Salary	$725,000
Annual Bonus	Under his employment agreement, Mr. Elliott has a target bonus opportunity of 75% of his base salary, subject to his achievement of performance criteria established by the Compensation Committee.
Long-Term Incentive Award	Under his employment agreement, Mr. Elliott is entitled to receive an annual equity incentive award with a total grant value equal to 65% of his base salary.
Non-Competition Period	During employment and for 12 months following termination of employment.
Non-Solicitation Period	During employment and for 12 months following termination of employment.

Mr. Newell
Term	An initial three-year term that is automatically extended for successive additional one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then- current term.
Base Salary	$350,000
Annual Bonus	Under his employment agreement, Mr. Newell has a target bonus opportunity of 65% of his base salary, subject to his achievement of performance criteria established by the Compensation Committee.
Long-Term Incentive Award	Under his employment agreement, Mr. Newell is entitled to receive an annual equity incentive award with a total grant value equal to 55% of his base salary.
Non-Competition Period	During employment and for 24 months following termination of employment.
Non-Solicitation Period	During employment and for 24 months following termination of employment.

Mr. Anderson
Term	An initial three-year term that is automatically extended for successive additional one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then- current term.
Base Salary	$365,000
Annual Bonus	Under his employment agreement, Mr. Anderson has a target bonus opportunity of 65% of his base salary, subject to his achievement of performance criteria established by the Compensation Committee.
Long-Term Incentive Award	Under his employment agreement, Mr. Anderson is entitled to receive an annual equity incentive award with a total grant value equal to 50% of his base salary.
Non-Competition Period	During employment and for 12 months following termination of employment.
Non-Solicitation Period	During employment and for 12 months following termination of employment.

Mr. Creech
Term	An initial three-year term that is automatically extended for successive additional one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then- current term.
Base Salary	$300,000
Annual Bonus	Under his employment agreement, Mr. Creech has a target bonus opportunity of 40% of his base salary, subject to his achievement of performance criteria established by the Compensation Committee.
Long-Term Incentive Award	Under his employment agreement, Mr. Creech is entitled to receive an annual equity incentive award with a total grant value equal to 30% of his base salary.
Non-Competition Period	During employment and for 12 months following termination of employment.
Non-Solicitation Period	During employment and for 12 months following termination of employment.

Ms. Huber
Term	An initial three-year term that is automatically extended for successive additional one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then- current term.
Base Salary	$285,000
Annual Bonus	Under her employment agreement, Ms. Huber has a target bonus opportunity of 50% of her base salary, subject to his achievement of performance criteria established by the Compensation Committee.
Long-Term Incentive Award	Under her employment agreement, Ms. Huber is entitled to receive an annual equity incentive award with a total grant value equal to 50% of his base salary.
Non-Competition Period	During employment and for 12 months following termination of employment.
Non-Solicitation Period	During employment and for 12 months following termination

Mr. Kossover
Term	An initial three-year term that is automatically extended for successive additional one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then- current term.
Base Salary	$408,000
Annual Bonus	Under his employment agreement, Mr. Kossover has a target bonus opportunity of 65% of his base salary, subject to his achievement of performance criteria established by the Compensation Committee.
Long-Term Incentive Award	Under his employment agreement, Mr. Kossover is entitled to receive an annual equity incentive award with a total grant value equal to 55% of his base salary.
Non-Competition Period	During employment and for 12 months following termination of employment.
Non-Solicitation Period	During employment and for 12 months following termination of employment.

Executive Deferred Compensation Plan

The Bank sponsors and maintains the Equity Bank Executive Deferred Compensation Plan (the “SERP”). The SERP is an unfunded nonqualified deferred compensation plan intended to provide supplemental retirement benefits to key employees of the Company (which may include any of our named executive officers). Participants in the SERP receive notional contributions to their SERP accounts at such time(s) and in such amount(s) as approved by the Bank. Amounts notionally credited to a participant’s account under the SERP will be adjusted for earnings and losses based on the participant’s investment elections (which currently mirror the investment fund options available under the Bank’s 401(k) retirement savings plan). A participant becomes vested in his or her SERP account based on the participant’s completed years of SERP participation, with vesting currently at a rate of 10% for each completed year of SERP participation. None of our named executive officers participated in the SERP at any time during fiscal 2022.

Clawback Policy

The Company revised its existing Clawback and Recoupment Rights Policy in September 2021 and adopted a Compensation Recovery Policy (the “Policy”), which expanded salary recoupment from just restatement damages to other defined acts of misconduct, including being convicted of, pleading no contest to, or receiving adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, moral turpitude, or any felony. The Policy would be triggered by any restatement of the financial statements or violation of provisions of applicable confidentiality, noncompetition, or non-solicitation obligations as agreed upon when receiving the performance-based incentive and equity compensation. The Policy covers performance-based incentive and equity compensation awarded when vesting, settlement or payment is contingent upon the achievement of a specified performance metric. Excess compensation, determined to be the amount of compensation that would not have been paid to the Executive Officer if the financial statements were correct at the time of the payment, and/or other incentive compensation received by the Executive Officer in the case of certain defined acts of misconduct, would be subject to recoupment at the discretion of the Compensation Committee.

We intend to adopt a revised policy, as appropriate, once Nasdaq adopts an SEC-approved listing standard that complies with Exchange Act Rule 10D-1.

Equity Compensation Grant Practices

The Compensation Committee is solely responsible for the development of the schedule of equity awards made to our Chief Executive Officer and other NEOs. As a general matter, the Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates or stock option exercise prices. Similarly, we have never timed the release of material non-public information to affect the value of the executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings reports or, with the respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure. The Compensation Committee’s decisions are reviewed by, and must be approved by, the Company’s full Board of Directors.

Stock Ownership Requirements

In May 2019, the Company adopted stock ownership guidelines for outside directors. The guidelines require Board members to obtain and maintain beneficial ownership (by Company grant and through individual purchase) of $500,000 of value in the Company’s stock within five years of adopting the guidelines or initial election to the Board.

The Compensation Committee adopted stock ownership guidelines in 2021 to encourage select senior executive officers to hold meaningful ownership in Company stock and align their interests with those of our stockholders.

Position	Required Ownership
Chairman & Chief Executive Officer	5x Annual Base Salary
Other Named Executive Officers (“NEOs”)	2.5x Annual Base Salary
Executive Vice Presidents	1x Annual Base Salary
Non-Employee Directors	$500,000

CEO Pay Ratio

The Company is making its disclosure of the CEO Pay Ratio, as required by Section 953(b) of the Dodd-Frank Wall Street reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K. We identified the median employee in 2020 by examining the Box 5 wages reported on the 2020 Form W-2 for all individuals, excluding the CEO, who received compensation during 2020 through December 31, 2020. This employee population included all full-time, part-time or seasonal employees as of December 31, 2020. Once we identified our median employee, we determined the annual total compensation of our median employee for 2022. We then calculated the CEO’s and median employee’s 2022 total compensation in a comparable manner to the CEO compensation provided in the Summary Compensation Table.

For 2022, the total compensation paid to the CEO was $2,497,938. The total of all compensation paid to the median employee was $44,053. The CEO pay to median employee pay was approximately 57:1.

During 2022, the Company did not experience a change in its employee population or employee compensation arrangements which it believes would significantly impact this pay ratio disclosure. The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculated the ratio, as permitted by SEC rules.

Tax, Accounting and Other Considerations

The Compensation Committee considers the effects of tax and accounting treatments when it determines compensation. For example, under the Tax Cuts and Jobs Act enacted on December 22, 2017, generally compensation paid to applicable executive officers of publicly traded companies, in excess of $1 million, is disallowed from receiving a tax deduction (section 162(m)) of the Internal Revenue Code of 1986, as amended (the “Code”). In structuring the Company’s compensation programs and in determining executive compensation, the Compensation Committee takes into consideration the deductibility limit for compensation. Despite the loss of deductibility, the Company continues to commit to providing a significant portion of executive pay in performance-based components, consistent with its compensation philosophy. The Compensation Committee reserves the right, however, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Code. NEO compensation agreements include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit. For full payments, the NEO is responsible for paying the excise tax. The Compensation Committee takes into consideration the accounting effects of Financial Accounting Standard Board (FASB) Accounting Standards Codification (ASC) Topic 718 in determining vesting periods for stock options and restricted stock awards under the Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with Management the “Compensation Discussion and Analysis” disclosure appearing above in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

The Compensation Committee:

Jerry Maland, Chairman

Gary Allerheiligen

Randee Koger

James Loving

SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation of our named executive officers for the years ended December 31, 2022, 2021 and 2020. Except as set forth in the notes to the table, all cash compensation for these executive officers was paid by Equity Bank, where each serves in the same capacity.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards (1) ($)		Option Awards (2) ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation (3) ($)	Total ($)
Brad S. Elliott	2022	758,240	—		593,693		244,893	739,410	161,702	2,497,938
Chief Executive Officer and	2021	725,010	—		652,530		25,000	744,326	152,635	2,299,501
Chairman of the Board	2020	715,000	—		464,756		—	689,720	147,394	2,016,870

Eric R. Newell	2022	381,453	—		195,788		—	336,716	31,784	945,741
Executive Vice President and	2021	356,000	—		195,805		—	316,758	21,735	890,298
Chief Financial Officer	2020	234,792	50,000		199,996		—	195,072	42,821	722,681

Craig L. Anderson	2022	374,168	—		182,500		—	263,955	63,103	883,726
Executive Vice President and	2021	365,000	—		182,513		—	295,504	57,073	900,090
President of Equity Bank	2020	357,000	—		206,272		—	300,383	47,967	911,622

John G. Creech (4)	2022	300,000	215,000	(5)	135,000	(5)	—	140,645	43,561	834,206
Executive Vice President and
Chief Credit Officer

Julie A. Huber	2022	298,755	—		142,507		—	194,263	35,364	670,889
Executive Vice President	2021	285,000	—		142,504		—	195,065	31,885	654,454
Strategic Initiatives	2020	275,000	40,000		112,517		—	176,851	34,962	639,330

Gregory H. Kossover	2022	415,480	—		288,652		128,505	350,320	69,467	1,252,424
Executive Vice President,	2021	408,000	—		326,431		—	363,026	59,088	1,156,545
Chief Operating Officer, and Director	2020	400,000	—		220,009		—	364,403	57,208	1,041,620

(1)

These amounts represent the aggregate grant-date fair value of time and performance based restricted stock unit awards, determined in accordance with FASB ASC Topic 718. The grant-date fair value of restricted stock units is determined by the closing price of the Company’s stock on the date of grant. See Note 19 to the consolidated financial statements for the year ended December 31, 2022.

(2)

These amounts represent the aggregate grant-date fair value of stock option awards, determined in accordance with FASB ASC Topic 718. See Note 19 to the consolidated financial statements for the year ended December 31, 2022 for a discussion of the associated assumptions used in the valuation of stock-option awards.

(3)	See table below summarizing the components of ‘All Other Compensation.’
(4)	Executive was not a NEO prior to 2022.
(5)	Upon his hire, Mr. Creech received a cash sign-on bonus as well as an equity award.

ALL OTHER COMPENSATION TABLE

The following table provides a detailed summary of the ‘All Other Compensation’ column included within the above Summary Compensation Table.

Name and Principal Position	Year	401(k) Match	Life Insurance	Use of Company Vehicle	Use of Company Aircraft	Club Dues	Moving Expense	Director Fees
Brad S. Elliott	2022	$12,200	$104,971	$21,170	$2,087	$21,274	$—	$—
Chief Executive Officer and	2021	10,800	101,290	21,004	7,485	12,056	—	—
Chairman of the Board	2020	10,800	100,690	24,171	—	11,733	—	—

Eric R. Newell	2022	12,200	300	—	—	19,284	—	—
Executive Vice President and	2021	9,504	175	—	—	12,056	—	—
Chief Financial Officer	2020	—	175	—	—	7,482	35,164	—

Craig L. Anderson	2022	12,200	1,980	16,126	—	32,797	—	—
Executive Vice President and	2021	10,800	1,980	16,864	—	27,429	—	—
President of Equity Bank	2020	10,800	1,980	16,301	2,402	16,484	—	—

John G. Creech	2022	6,246	1,183	—	—	—	36,132	—
Executive Vice President Strategic Initiatives

Julie A. Huber	2022	12,200	690	16,491	—	5,983	—	—
Executive Vice President,	2021	10,800	690	14,922	—	5,473	—	—
Strategic Initiatives	2020	10,800	690	18,161	—	5,311	—	—

Gregory H. Kossover	2022	12,200	1,290	—	2,703	21,274	—	32,000
Executive Vice President, Chief	2021	10,800	1,290	—	2,942	12,056	—	32,000
Operating Officer and Director	2020	10,800	1,290	—	301	12,817	—	32,000

GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows the plan-based awards granted during the year ended December 31, 2022 to each of our named executive officers:

				Estimate Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name and Principal Position	Award Description		Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	All Other Stock Awards	Grant Date Fair Value ($)
Brad S. Elliott	EIP			242,652	570,946	813,598
	RSU		1/28/2022	—	—	—	—	7,447	—	3,870	358,069
	PSU	(1)	1/28/2022	—	—	—	1,862	3,724	1,862	—	117,812
Chief Executive Officer and	PSU	(2)	1/28/2022	—	—	—	1,862	3,723	1,862	—	117,812
Chairman of the Board	Options		1/28/2022	—	—	—	—	—	—	21,807	244,893

Eric R. Newell	EIP			110,500	260,000	370,500
	RSU		1/28/2022	—	—	—	—	3,094	—	—	97,894
Executive Vice President and	PSU	(1)	1/28/2022	—	—	—	774	1,547	2,321	—	48,947
Chief Financial Officer	PSU	(2)	1/28/2022	—	—	—	774	1,547	2,321	—	48,947

Craig L. Anderson	EIP			103,594	243,751	347,345
	RSU		1/28/2022	—	—	—	—	2,884	—	—	91,250
Executive Vice President and	PSU	(1)	1/28/2022	—	—	—	721	1,442	2,163	—	45,625
President of Equity Bank	PSU	(2)	1/28/2022	—	—	—	721	1,442	2,163	—	45,625

John G. Creech	EIP			30,000	120,000	135,000
	RSU		1/28/2022	—	—	—	—	—	—	—	—
	PSU	(1)	1/28/2022	—	—	—	—	—	—	—	—
Executive Vice President and	PSU	(2)	1/28/2022	—	—	—	—	—	—	—	—
Chief Credit Officer	RSU			—	—	—	—	—	—	4,376	135,000

Julie A. Huber	EIP			63,751	150,003	213,754
	RSU		1/28/2022	—	—	—	—	2,252	—	—	71,253
Executive Vice President,	PSU	(1)	1/28/2022	—	—	—	563	1,126	2,163	—	35,627
Strategic Initiatives	PSU	(2)	1/28/2022	—	—	—	563	1,126	2,163	—	35,627

Gregory H. Kossover	EIP			114,964	270,504	385,468
	RSU		1/28/2022	—	—	—	—	3,546	—	2,031	176,456
	PSU	(1)	1/28/2022	—	—	—	887	1,773	2,660	—	56,098
Executive Vice President, Chief	PSU	(2)	1/28/2022	—	—	—	887	1,773	2,660	—	56,098
Operating Officer and Director	Options		1/28/2022	—	—	—	—	—	—	11,443	128,505

(1)

The PSUs vest on the third anniversary of the grant date subject to meeting the Adjusted Earnings Per Share performance criteria as described in detail in the Compensation Discussion and Analysis section of this document.

(2)

The PSUs vest on the third anniversary of the grant date subject to meeting the Total Stockholder Return performance criteria as described in detail in the Compensation Discussion and Analysis section of this document.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information relating to outstanding equity awards held by the named executive officers as of December 31, 2022:

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (12)
Brad S. Elliott	30,665	—		—	14.25	12/31/2024
	32,643	—		—	21.21	1/28/2026
	16,853	—		—	33.50	2/17/2027
	34,177	—		—	32.29	2/12/2029
	1,388	2,775	(1)	—	22.08	1/29/2031
	5,452	16,355	(2)	—	31.64	1/28/2032
							2,774 (3)	90,628
							8,323 (4)	271,912
							12,588 (5)	411,250
							10,672 (6)	348,654
							10,349 (7)	338,102
							7,447 (8)	243,293
Eric R. Newell	—	—		—	—	—
							8,746 (9)	285,731
							2,956 (5)	96,573
							4,434 (6)	144,859
							3,094 (7)	101,081
							3,094 (8)	101,081
Craig L. Anderson	—	—		—	—	—
							1,231 (3)	40,217
							3,694 (4)	120,683
							2,755 (5)	90,006
							4,133 (6)	135,025
							2,884 (7)	94,220
							2,884 (8)	94,220
John G. Creech	—	—		—	—	—
							4,376 (10)	142,964
Julie A. Huber	7,500	—		—	33.15	1/30/2027
							357 (11)	11,663
							672 (3)	21,954
							2,015 (4)	65,830
							2,151 (5)	70,273
							3,227 (6)	105,426
							2,252 (7)	73,573
							2,252 (8)	73,573
Gregory H. Kossover	10,533	—		—	33.50	2/17/2027
	9,055	—		—	35.06	12/28/2027
	14,481	4,639 (1)		—	32.29	2/12/2029
	2,861	8,582 (2)		—	31.64	1/28/2032
							1,313 (3)	42,895
							3,940 (4)	128,720
							6,468 (5)	211,310
							5,082 (6)	166,029
							5,069 (7)	165,604
							3,546 (8)	115,848

(1)

Represents time-vested options granted on January 29, 2021. A portion of the options vested at grant. The remaining options vest in three equal annual installments on the anniversary of the grant date, subject to the continued employment of the executive.

(2)	Represents time-vested options granted on January 28, 2022. The options vest in three equal installments on the anniversary of the grant date, subject to the continued employment of the executive.
(3)	Represents TRSUs granted on February 7, 2020. The units vest in three equal annual installments beginning on February 7, 2021, subject to the continued employment of the executive.
(4)

Represents PRSUs granted on February 7, 2020. Cliff vesting of these units will occur on the later of the third anniversary date or the date at which sufficient data is available to determine vesting criteria are met. If vesting criteria are not met, the units will be forfeited.

(5)	Represents TRSUs granted on January 29, 2021. The units vest in three equal annual installments beginning on January 29, 2022, subject to the continued employment of the executive.
(6)

Represents PRSUs granted on January 29, 2021. Cliff vesting of these units will occur on the later of the third anniversary date or the date at which sufficient data is available to determine vesting criteria are met. If vesting criteria are not met, the units will be forfeited.

(7)	Represents TRSUs granted on January 28, 2022. The units vest in three equal annual installments beginning on January 28, 2023, subject to the continued employment of the executive.
(8)

Represents PRSUs granted on January 28, 2022. Cliff vesting of these units will occur on the later of the third anniversary date or the date at which sufficient data is available to determine vesting criteria are met. If vesting criteria are not met, the units will be forfeited.

(9)	Represents TRSUs granted on May 15, 2020. The units vest in five equal annual installments beginning on May 15, 2021, subject to the continued employment of the executive.
(10)	Represents TRSUs granted on May 16, 2022. The units vest in five equal annual installments beginning on May 16, 2023, subject to the continued employment of the executive.
(11)	Represents TRSUs granted on February 20, 2018. The units vest in five equal annual installments beginning on February 20, 2019, subject to the continued employment of the executive.
(12)	Market values based on the Company’s closing stock price of $32.67 as of December 31, 2022.

OPTION EXERCISES AND STOCK VESTED SUMMARY TABLE

The following table provides information about shares received upon vesting of restricted shares and exercise of options during the year ended December 31, 2022:

Name and Principal Position	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Received Upon Vesting (#)	Value Realized on Vesting ($)
Brad S. Elliott	40,000	872,561	13,349	428,024
Eric R. Newell	—	—	4,394	137,043
Craig L. Anderson	—	—	3,420	110,108
John G. Creech	—	—	—	—
Julie A. Huber	9,500	88,338	2,683	86,349
Greg H. Kossover	20,000	238,835	6,703	214,836

POTENTIAL PAYMENTS AS A RESULT OF TERMINATION OF CHANGE-IN-CONTROL

As discussed under “Other Factors Affecting Executive Compensation,” on page 38, we have entered into employment agreements, which include change of control provisions, with each of our named executive officers (collectively, the “agreements”). The agreements are designed to promote stability and continuity of our senior executive management. Each agreement includes a “double trigger” structure which provides that the executive officer will not receive a “change of control” payment unless both (i) a change in control occurs and (ii) the executive’s employment terminates involuntarily for reasons other than for cause or voluntarily for good reason within 12 or 24 months, dependent on executive, in either case following the change in control.

Under the agreements, a change of control will be deemed to have occurred if:

1.

Any person, entity or a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the Company or Equity Bank (“Bank”) securities possessing 50% or more of:

•	the then outstanding shares of the Company or the Bank;

•	the combined voting power of the Company’s or the Bank’s then outstanding securities; or

•	the fair market value of all of the Company’s or the Bank’s the outstanding securities.

Provided the person, entity or group did not previously own 50% or more of the applicable metric above.

2.

The majority of the members of the Board of Directors of the Company is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company prior to the date of the appointment or election

3.	The consummation of a merger or consolidation of the Company or the Bank with any other entity other than:

•

a merger or consolidation which would result in the voting securities of the Company or the Bank outstanding immediately prior to such merger or consolidation continuing to represent 50% or more of the combined voting power of the voting securities of the Company or the Bank or such surviving entity or any parent hereof outstanding immediately after such merger or consolidation; or

•

a Merger or consolidation effected to implement a recapitalization of the Company or the Bank in which no person, entity or group is or becomes the beneficial owner, directly or indirectly, of securities of the Company or the Bank representing 50% or more of the ownership interests summarized under ‘1’ above.

4.	Any sale of all, or substantially all, of the assets of the Company or the Bank.

For purposes of the employment agreements, termination for “good reason”, generally, means that the executive has terminated employment because the executive’s compensation has been reduced, or the executive’s job duties have been materially changed or the executive’s principal place of employment has changed by more than 30 miles. If the circumstances that create the “good reason” are resolved within 30 days following notice being provided, a “good reason” termination is generally not available.

The agreements generally require that the executive not disclose or use confidential information of the Company both during and after the conclusion of the executive’s employment, and not solicit employees of the Company or the Bank and/or not compete with the Company or the Bank during the term of the agreement and during the associated restricted period under the agreement.

Each of the agreements includes a continuation multiple which is used to calculate potential payments under the agreement as follows:

Name and Principal Position	Continuation Multiple
Brad S. Elliott	2.99
Eric R. Newell	2.99
Craig L. Anderson	2.99
John G. Creech	1.00
Julie A. Huber	2.99
Greg H. Kossover	2.99

In the event an executive experiences a termination that qualifies under the ‘dual trigger’ requirements within the contract after a change in control, compensation and benefits under the agreements include: (1) payment of the sum of the base salary for the most recent calendar year ending before the date of the change in control and the amount of other cash payments received during such calendar year multiplied by the continuation multiple; and (2) the immediate vesting of all stock options, restricted shares and RSUs.

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

The following table includes the amount of compensation payable to each of the NEOs upon a termination of employment under certain circumstances as of December 31, 2022:

Name and Principal Position	Benefit	Term Without Cause / Good Reason	Change in Control	Death or Disability
Brad S. Elliott	Compensation Continuation	$761,261	$4,501,705	$—
Chief Executive Officer and	Equity Award Vesting (1,2)	1,703,839	1,703,839	1,703,839
Chairman of the Board

Eric R. Newell	Compensation Continuation	400,000	2,143,106	—
Executive Vice President and	Equity Award Vesting (1,2)	729,325	729,325	729,325
Chief Financial Officer

Craig L. Anderson	Compensation Continuation	375,001	2,001,820	—
Executive Vice President and	Equity Award Vesting (1,2)	574,371	574,371	574,371
President of Equity Bank

John G. Creech	Compensation Continuation	300,000	515,000	—
Executive Vice President and	Equit Award Vesting (1,2)	142,964	142,964	142,964
Chief Credit Officer

Julie A. Huber	Compensation Continuation	300,005	1,477,861	—
Executive Vice President,	Equity Award Vesting (1,2)	422,292	422,292	422,292
Strategic Initiatives

Gregory H. Kossover	Compensation Continuation	416,160	2,329,766	—
Executive Vice President,	Equity Award Vesting (1,2)	830,406	830,406	830,406
Chief Operating Officer and Director

(1)

Equity awards are subject to pro-rata vesting in the event of death, disability, termination without cause, or termination for good reason of the named executive. The value reflected within the table is the maximum number of shares under these scenarios at the Target vesting threshold.

(2)	All values are based on the market price of the Company’s stock as of December 31, 2022, or $32.67.
(3)

Each of the employee agreements include a provision that limits change-in-control payments to executives in order to eliminate any excise taxes under section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280(G) limit, the benefits will be reduced to a level below that threshold.

P
AY
V
ERSUS
P
ERFORMANCE
T
ABLE

The following table presents the total compensation as reported in the “Summary Compensation Table” (“SCT”) as well as the compensation actually paid (“CAP”) to Brad S. Elliott, our principal executive officer (“PEO”) and the average NEO, excluding the PEO for the periods identified. Also included within the table are key operating metrics during those periods:

					Value of Initial Fixed $100 Investment Based On:
Year	SCT for PEO	CAP to PEO (1)	Average SCT for non-PEO NEOs (2)	Average CAP to non-PEO NEOs (3)	EQBK TSR	Peer TSR (4)	Net Income	Adjusted Pre-Tax Income (5)
2022	$2,497,938	$2,387,308	$917,397	$874,513	107.6	113.4	$57,688	$77,043
2021	2,299,501	2,692,454	900,097	1,081,201	110.4	129.8	52,480	66,471
2020	2,016,870	1,429,208	828,665	717,531	69.9	88.7	(74,970)	58,904

(1)	Reconciliation of adjustments made to SCT to arrive at CAP for the PEO:

	2022	2021	2020
SCT	$2,497,938	$2,299,501	$2,016,870
Equity Awards	(838,586)	(677,530)	(464,756)
Change in FV RSUs	485,434	955,548	(82,393)
Change in FV Options	242,522	114,935	(40,513)
CAP	$2,387,308	$2,692,454	$1,429,208
For our PEO, the amounts deducted or added in calculating the equity award adjustments are as follows:

	Year-end fair value of equity awards granted during the year ($)	Year over year change in fair value of outstanding and unvested equity awards ($)	Fair value as of vesting date of equity awards granted and vested in the year ($)	Year over year change in fair value of equity awards granted in prior years that vested in the year ($)	Fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year ($)	Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation ($)	Total equity award adjustments ($)
2022	782,829	94,681	86,298	(16,597)	(236,024)	16,769	727,956
2021	1,068,307	342,754	—	104,425	(449,316)	4,313	1,070,483
2020	359,387	(440,866)	—	(41,427)	—	—	(122,906)

(2)	Reconciliation of adjustments made to SCT to arrive at CAP for the average non-PEO NEO:

	2022	2021	2020
SCT	$917,397	$900,097	$828,665
Equity Awards	(232,611)	(211,813)	(184,699)
Change in FV RSUs	165,194	383,565	81,407
Change in FV Options	24,533	9,352	(7,842)
CAP	$874,513	$1,081,201	$717,531
For our average
non-PEO
NEO, the amounts deducted or added in calculating the equity award adjustments are as follows:

	Year-end fair value of equity awards granted during the year ($)	Year over year change in fair value of outstanding and unvested equity awards ($)	Fair value as of vesting date of equity awards granted and vested in the year ($)	Year over year change in fair value of equity awards granted in prior years that vested in the year ($)	Fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year ($)	Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation ($)	Total equity award adjustments ($)
2022	213,477	18,123	9,058	(6,887)	(49,771)	5,727	189,727
2021	325,490	128,577	—	31,042	(93,741)	1,549	392,917
2020	182,840	(98,705)	—	(10,570)	—	—	73,565

(3)	The following Non-PEO NEOs are included in the averages shown:
2022: Ms. Huber and Messrs. Newell, Anderson, Creech and Kossover
2021: Ms. Huber and Messrs. Newell, Anderson and Kossover
2020: Ms. Huber and Messrs. Newell, Anderson and Kossover

(4)
For the purposes of this disclosure, management utilized a peer group consisting of all publicly traded banks between $3 and 10 billion. The peer group is consistent to the group utilized in our analysis of performance to peer when assessing vesting of our LTIP grants. Please refer to the preceding ‘Summary Compensation and Analysis’ for additional detail on peer group composition.

(5)	Reconciliation of Net Income to Adjusted Pre-Tax Income:

	2022	2021	2020
Pre-Tax GAAP income (loss)	$70,282	$64,436	$(74,570)
Securities (gain) loss	(5)	(407)	155
Gain on acquisition / branch sales	(962)	—	(1,202)
Merger Expenses	594	9,189	299
Tax credit partnership amortization	5,080	1,361	—
Provision for credit losses	2,054	(8,480)	29,391
Loss on debt extinguishment	—	372	—
Goodwill impairment	—	—	104,831
Adjusted pre-tax income	$77,043	$66,471	$58,904
Below is a summary of the measures the Company considers most significant when assessing compensation to be paid to our named executive officers:

Measurement
Adjusted Pre-Tax Income
Net Income
Net-Overhead-Ratio Relative to the Budget
Total 3-YR Shareholder Return Relative to Peers
Total 3-YR EPS Growth Relative to Peers
Refer to the ‘Summary Compensation and Analysis’ section of this proxy statement for additional detail on compensation earned by each of the Company’s NEOs as well additional context around compensation philosophy and decision making employed by the Company related to NEOs.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Some of our officers, directors and principal stockholders and their affiliates are customers of Equity Bank. Such officers, directors and principal stockholders and their affiliates have had transactions in the ordinary course of business with us, including borrowings, all of which were effected on substantially the same terms and conditions, including interest rate and collateral, as those prevailing from time to time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or other unfavorable features. We expect to continue to have such transactions on similar terms and conditions with such officers, directors and stockholders and their affiliates in the future.

We engaged Hutton Corporation, a corporation controlled by Mr. Hutton, one of our directors, to provide certain general contractor services. In 2022, we paid Hutton Corporation $156,850 in connection with the remodel of our Rock Road location, $56,592 in connection with the remodel of Garden City Location, and $68,117 in connection with the construction of our Kansas City headquarters.

The Corporate Governance and Nominating Committee reviewed and ratified these transactions in accordance with the terms of the Company’s related person transaction policy after determining that the transaction was fair to the Company.

Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by Equity Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by Equity Bank to its executive officers, directors and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions.

We have adopted a related person transaction policy in order to comply with all applicable requirements of the SEC and the NASDAQ concerning related party transactions. Related party transactions will be referred for approval or ratification to our Audit Committee. In determining whether to approve a related party transaction, our Audit Committee will consider, among other factors, the related party’s relationship to the Company, the nature of the proposed transaction, the nature of the related party’s direct or indirect interest in the transaction, and the related party’s relationship to or ownership interest in any other party to, or which has an interest in the transaction. A copy of this policy and our Audit Committee charter are available on our corporate website at investor.equitybank.com.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A Common Stock as of

March 1, 2023 subject to certain assumptions set forth in the footnotes for:

•	each person known by us to be the beneficial owner of 5% or more of our outstanding Class A Common Stock;

•	each of our directors and nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within sixty (60) days after such date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement.

Each share of Class A Common Stock is entitled to one vote on matters on which holders of Class A Common Stock are eligible to vote. The Company’s Class B Common Stock has no voting rights, and no shares of the Company’s Class B Common Stock are currently outstanding.

Unless otherwise noted, the address for each stockholder listed on the table below is: c/o Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207.

	Class A Common Stock
Name of Beneficial Owner (1)	Number	Percentage (6)
5% Stockholders:
Entities affiliated with T. Rowe Price Associates, Inc (2)	1,370,337	8.5%
Entities affiliated with Black Rock, Inc. (3)	1,080,716	6.7%
Entities affiliated with FJ Capital Management LLC (4)	1,031,993	6.4%
Entities affiliated with Patriot Financial Manager, LP (5)	848,214	5.3%

Directors, Nominees and Named Executive Officers:
Brad S. Elliott (6)	404,899	2.5%
Eric R. Newell (7)	12,067	*
Craig L. Anderson (8)	25,116	*
John G. Creech (9)	964	*
Julie A. Huber (10)	49,224	*
Gregory H. Kossover (11)	157,505	*
Gary C. Allerheiligen (12)	48,238	*
Leon Borck (13)	129,251	*
Kevin E. Cook (14)	20,208	*
Junetta M. Everett (15)	4,175	*
Gregory L. Gaeddert (16)	45,054	*
Benjamen M. Hutton (17)	14,175	*
R. Renee Koger (18)	68,543	*
James S. Loving (19)	10,188	*
Jerry P. Maland (20)	140,606	*
Shawn D. Penner (21)	134,208	*
All Directors, Nominees and Executive Officers as a Group (19 Persons) (22)	1,280,000	8.0%
*	indicates less than 1%

1)

Based on a Schedule 13G filed by T. Rowe Price Investment Management, Inc. with the SEC on February 14, 2023, which reported that it is the beneficial owner of 1,370,337 shares and that it has sole voting power with respect to 997,548 of such shares, shared voting power with respect to none of such shares, sole disposition power with respect to 1,370,337 of such shares and shared disposition power with respect to none of such shares. The address for T. Rowe Price Investment Management, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

2)

Based on a Schedule 13G filed by Black Rock, Inc. with the SEC on February 6, 2023, which reported that it is the beneficial owner of 1,080,716 shares and that it has sole voting power with respect to 1,054,502 of such shares, shared voting power with respect to none of such shares, sole disposition power with respect to 1,080,716 of such shares and shared disposition power with respect to none of such shares. The address for Black Rock, Inc. is 55 East 52nd Street, New York, NY 10055.

3)

Based on a Schedule 13G filed by FJ Capital Management LLC with the SEC on February 8, 2023, which reported that it is the beneficial owner of 1,031,993 shares and that it has sole voting power with respect to none of such shares, shared voting power with respect to 1,031,993 of such shares, sole disposition power with respect to none of such shares and shared disposition power with respect to 958,556 of such shares. The address for FJ Capital Management LLC is 7901 Jones Branch Drive, Suite 210, McLean, VA 22102.

4)

Based on a schedule 13F filed by Patriot Financial Partners LP on February 13, 2023, which reported that it is the beneficial owner of 848,214 shares over which it has sole voting and disposition powers. The address of Patriot Financial Partners LP is 100 Matsonford Road, Radnor, PA, 19087.

5)

Based on 15,798,252 shares of the Company’s Class A Common Stock outstanding as of March 1, 2021, plus the number of shares issuable to such individual (or group of individuals) upon the exercise of stock options or vesting of restricted shares within 60 days.

6)

Includes (i) 80,403 shares held of record by Mr. Elliott, (ii) 3,500 shares held in Mr. Elliott’s individual retirement account, (iii) 9,615 shares held of record by Equity Holdings, LLC of which Mr. Elliott is the managing member, (iv) 177,705 shares held of record by Elliott Legacy, LLC of which Mr. Elliott is the managing member (v) 133,676 shares issuable upon the exercise of options exercisable within 60 days.

7)	Includes 12,067 shares held of record by Mr. Newell.
8)	Includes (i) 17,371 shares held of record by Mr. Anderson and (ii) 7,745 shares held by the Craig L. Anderson Trust of which Mr. Anderson is the trustee.
9)	Includes (i) 89 shares held of record by Mr. Creech and (ii) 875 shares issuable upon vesting of restricted shares within 60 days.
10)

Includes (i) 22,024 shares held of record by Ms. Huber, (ii) 19,700 shares held jointly of record by Ms. Huber and her spouse, and (iii) 7,500 shares issuable upon the exercise of options within 60 days.

11)

Includes (i) 55,500 shares held of record by the Gregory H. Kossover Revocable Trust of which Mr. Kossover serves as the trustee, (ii) 57,575 shares held of record by Mr. Kossover, (iii) 44,430 shares issuable upon the exercise of options exercisable within 60 days.

12)

Includes (i) 14,888 shares held of record in Mr. Allerheiligen’s individual retirement account, (ii) 13,027 shares held of record by the Gary C. Allerheiligen Living Trust DTD 1-5-2006 of which Mr. Allerheiligen serves as trustee, (iii) 1,070 shares issuable upon the vesting of restricted stock within 60 days and (iv) 19,253 shares issuable upon the exercise of options exercisable within 60 days.

13)

Includes (i) 6,669 shares held of record by Mr. Borck, (ii) 21,036 shares held or record by EDBI, Inc. of which Mr. Borck serves as President, (iii) 100,476 shares held of record by Innovative Livestock Services, Inc. of which Mr. Borck serves as Chairman of the Board and (iv) 1,070 shares issuable upon the vesting of restricted stock within 60 days.

14)	Includes (i) 19,138 held of record by the Cook Family Trust, of which Mr. Cook is a Trustee and (ii) 1,070 shares issuable upon the vesting of restricted stock within 60 days.
15)	Includes (i) 3,105 shares held of record by Ms. Everett and (ii) 1,070 shares issuable upon the vesting of restricted stock within 60 days.
16)

Includes (i) 10,782 shares held of record by Mr. Gaeddert, (ii) 3,099 shares held of record by Mr. Gaeddert’s simplified employee pension account, and (iii) 18,000 shares held of record by D&G Investments, LLC of which Mr. Gaeddert is the managing member, (iv) 1,070 shares issuable upon the vesting of restricted stock within 60 days and (v) 12,103 shares issuable upon the exercise of options within 60 days.

17)	Includes (i) 13,105 shares held of record by Mr. Hutton and (ii) 1,070 shares issuable upon the vesting of restricted stock within 60 days.
18)

Includes (i) 48,328 shares of stock held of record by Ms. Koger, (ii) 1,070 shares issuable upon the vesting of restricted stock within 60 days and (iii) 19,145 shares issuable upon the exercise of options within 60 days.

19)	Includes (i) 9,118 shares held of record by the James S. Loving Trust of which Mr. Loving is the trustee and (ii) 1,070 shares issuable upon the vesting of restricted shares within 60 days.
20)

Includes (i) 4,243 shares held of record by Mr. Maland, (ii) 18,250 shares held of record in Mr. Maland’s individual retirement account, (iii) 111,089 shares held of record by the Jerry Paul Maland & Jane Lou Maland Living Revocable Trust DTD 9-21-99 of which Mr. Maland and his spouse serve as co-trustees, (iv) 5,954 shares held of record by Mr. Maland’s spouse and (v) 1,070 shares issuable upon the vesting of restricted stock within 60 days.

21)

Includes (i) 133,138 shares jointly held of record by Mr. Penner and his spouse, and (ii) 1,070 shares issuable upon the vesting of restricted stock within 60 days. Mr. Penner has pledged 124,469 shares as security for certain obligations.

22)

Includes 236,107 shares issuable upon the exercise of options and 11,575 shares issuable upon the vesting of restricted stock, each within 60 days by such group. Individuals in this group have separately pledged a total of 124,469 shares as security for certain obligations of such individuals.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all Section 16 forms they file.

Based solely on our review of the copies of such reports furnished to us and representations from certain reporting persons that they have complied with the applicable filing requirements, we believe that during the year ended December 31, 2022, all Section 16(a) reporting requirements applicable to its officers, directors and greater than 10% stockholders were complied with the exception of the following: Mr. Gaeddert for whom a Form 4 was filed on September 27, 2022 in relation to a required distribution from the reporting person’s individual retirement account which took place on September 16, 2022. The late filing was due to administrative oversight.

ITEM THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022. Crowe LLP has audited the Company’s financial statements since 2007. The audit of the Company’s annual consolidated financial statements for the year ended December 31, 2022 was completed by Crowe LLP on March 9, 2023.

The Board is submitting the selection of Crowe LLP for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Crowe LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company’s independent registered public accounting firm. Representatives of Crowe LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm at any time. The stockholders’ ratification of the appointment of Crowe LLP does not limit this authority of the Audit Committee.

VOTE REQUIRED

The ratification of Crowe LLP’s appointment as the Company’s independent registered public accounting firm will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. Any abstentions will have the effect of a vote against the proposals to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm. Since the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF CROWE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2023.

AUDIT MATTERS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

AUDIT COMMITTEE REPORT

In accordance with its charter adopted by the Company’s Board, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. While the Audit Committee has the responsibilities and powers set forth in its charter, and the Company’s management and the independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

In performing its oversight role, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management and independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and the written statement from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independent registered public accounting firm’s independence and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2022 be included in the Form 10-K, which was filed with the SEC on March 9, 2023. The Audit Committee also selected Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by the Company’s management and independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that (i) the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, (ii) the Company’s financial statements are presented in accordance with generally accepted accounting principles, or (iii) Crowe LLP is, in fact, independent.

Members of the Audit Committee:

Gary C. Allerheiligen (Chairman)

Gregory L. Gaeddert

Kevin E. Cook

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by our independent registered public accounting firm. Pre-approval of such services is required unless a “de minimis” exception is met. To qualify for the “de minimis” exception, the aggregate amount of all such services provided to us must constitute not more than five percent of the total amount of revenues paid by us to our independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by us at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee prior to the completion of the audit or by one or more members of the Audit Committee to whom authority to grant such approval has been delegated by the Audit Committee.

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The table below sets forth the aggregate fees and expenses billed by Crowe LLP, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2022 and 2021:

	For the Years Ended December 31,
	2022	2021
Audit Fees (1)	$706,887	$1,167,571
Audit Related Fees (2)	40,000	29,500
Tax Fees (3)	—	—
All Other Fees (4)	130,000	—
Total	$876,887	$1,197,071

(1)

Includes professional services for the audit of our annual financial statements, reviews of the financial statements included in our Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to acquisition-related and other stock registration filings in the years ended December 31, 2022 and 2021, respectively.

(3)	Includes fees associated with services provided by Crowe tax personnel related to tax accounting matters. No such services were provided for the years presented.
(4)	Includes fees associated with services provided by Crowe related to the establishment of Equity Risk Management, Inc., a captive insurance subsidiary of the Company, during 2022.

The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining Crowe LLP’s independence and has concluded that it is consistent.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2024

ANNUAL MEETING

Any stockholder desiring to present a stockholder proposal at the Company’s 2024 Annual Meeting of Stockholders and to have the proposal included in the Company’s related proxy statement pursuant to Rule 14a-8 of the Exchange Act must send the proposal to: Secretary, Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300 Wichita, Kansas 67207, so that it is received no later than November 17, 2023. All such proposals should be in compliance with SEC rules and regulations. The Company will only include in its proxy materials those stockholder proposals that it receives before the deadline and that are proper for stockholder action.

In addition, our Articles provide that only such business which is properly brought before a meeting of the stockholders will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board to be properly made at a meeting by a stockholder, notice must be received by the Secretary of the Company at our offices no less than one hundred twenty (120) days prior to the day corresponding to the date on which the Company released its proxy statement in connection with the previous year’s annual meeting; provided, however, that if the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting, such notice must be received by the Secretary a reasonable time prior to the time at which notice of such meeting is delivered to the stockholders. Such notice to us must also provide certain information set forth in the Company’s Articles. A copy of our Articles may be obtained upon written request to the Secretary of the Company or by visiting our corporate website at investor.equitybank.com.

ANNUAL REPORT ON FORM 10-K

We will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, to any stockholder upon written request to Investor Relations, Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300 Wichita, Kansas 67207.

Our Annual Report on Form 10-K, including consolidated financial statements and related notes, for the fiscal year ended

December 31, 2022, as filed with the SEC, accompanies but does not constitute part of this Proxy Statement.

OTHER MATTERS

The Board does not intend to bring any other matter before the Annual Meeting and does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matter does properly come before the Annual Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet - QUICK ☐ ☐ ☐ EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

      EQUITY BANCSHARES, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 10:59 p.m., Central Time, on April 24, 2023.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY – EQUITY BANCSHARES, INC.	Please mark your votes like this	X
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3.

1. Election of Directors

Class III:	FOR	AGAINST	ABSTAIN
(1) Leon H. Borck	☐	☐	☐
(2) Gregory L. Gaeddert	☐	☐	☐
(3) Benjamen M. Hutton	☐	☐	☐

2. Advisory vote to approve the compensation paid to the named executive officers of the Company.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Ratification of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐

CONTROL NUMBER

Mark here if you plan to attend the meeting.	☐

Signature                                                                     Signature, if held jointly                                                                             Date                      , 2023

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials

for the Stockholders Meeting to be held April 25, 2023

The Notice of 2023 Annual Meeting, 2023 Proxy

Statement and our 2022 Annual Report to Stockholders are

available at investor.equitybank.com.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EQUITY BANCSHARES, INC.

Annual Meeting of Stockholders

April 25, 2023, 4:00 p.m., Central Time

The 2023 Annual Meeting of Stockholders of Equity Bancshares, Inc. will be held on April 25, 2023 at 4:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206.

The undersigned appoints Brad S. Elliott and Eric R. Newell, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A common stock, par value $0.01 per share, of Equity Bancshares, Inc. held of record by the undersigned at the close of business on March 1, 2023 at the Annual Meeting of Stockholders of Equity Bancshares, Inc. to be held on April 25, 2023, or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted at the Annual Meeting.

(Continued, and to be marked, dated and signed, on the other side)